UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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NORTHRIM BANCORP, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3111 C Street

Anchorage, AK 99503

March 30, 2012

Dear Shareholder:

I am pleased to invite you to attend the Northrim BanCorp, Inc. Annual Shareholders’ Meeting where you will have the opportunity to hear about our 2011 operations and our plans for 2012. The meeting will be on Thursday, May 17, 2012, at 9 A.M., at the Hilton Anchorage Hotel — 500 West Third Avenue in Anchorage, Alaska.

You will find additional information concerning Northrim and our operations in the enclosed 2011 Annual Report and Form 10-K, which includes our audited financial statements for the year ended December 31, 2011.

Whether or not you plan to attend the Annual Meeting, please sign and return your proxy card, which is included with this document, as soon as possible. Your opinion and your vote are very important to us. If you choose to attend the Annual Meeting, voting by proxy will not prevent you from voting in person; however, if you are unable to attend, voting by proxy will ensure that your vote is counted.

Thank you for your continued support of Northrim BanCorp, Inc. If you have any questions, please feel free to contact me at (907) 562-0062.

Sincerely,

Marc Langland

Chairman, President and CEO

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING

To Be Held on May 17, 2012

Notice is hereby given that Northrim BanCorp, Inc. (the “Company”) will hold its 2012 Annual Shareholders’ Meeting (“the Annual Meeting”) at the Hilton Anchorage Hotel, 500 West Third Avenue, Anchorage, Alaska, at 9 A.M., on Thursday, May 17, 2012 for the following purposes, as more fully described in the accompanying proxy statement:

1) To elect 11 directors nominated by the Board of Directors for a term ending at the 2013 Annual Shareholders’ Meeting or such other date as their successors may be elected and qualified;

2) To hold an advisory vote on executive compensation as disclosed in these materials;

3) To ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for fiscal year 2012; and

4) To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Shareholders owning Northrim BanCorp shares at the close of business on March 21, 2012 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of that meeting.

Your Board of Directors recommends that shareholders vote “FOR” the slate of nominees to the Board of Directors proposed by the Board, “FOR” the approval of the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement, and “FOR” the ratification of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year 2012.

By order of the Board of Directors,

Mary A. Finkle

Corporate Secretary

March 30, 2012

Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed form of proxy and mail it promptly in the enclosed return envelope, which requires no postage if mailed in the United States. Your vote is important to us. If you attend the Annual Meeting, you may vote your shares in person if you wish to do so even if you have previously sent in your proxy.

NORTHRIM BANCORP, INC.

3111 C Street

Anchorage, Alaska 99503

PROXY STATEMENT

The Board of Directors (the “Board”) is soliciting proxies for this year’s Annual Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

The Board set March 21, 2012, as the record date for the Annual Meeting. Shareholders who owned the Company’s common stock on that date are entitled to vote at the Annual Meeting, with each share entitled to one vote. There were 6,467,166 shares of Company stock outstanding on the record date.

Voting materials, which include this proxy statement dated March 30, 2012, a proxy card, and the 2011 Annual Report and the Company’s Annual Report on Form 10-K, are first being mailed to shareholders on or about March 30, 2012, unless the shareholder has elected electronic delivery. If the shareholder has elected electronic delivery, we have provided a notice of internet availability of proxy materials which contains instructions on how to access proxy materials via the internet or how to request a printed set of proxy materials.

INTERNET AVAILABILITY OF PROXY MATERIALS

*****IMPORTANT NOTICE*****

Regarding the Availability of Proxy Materials for the Annual Shareholders’ Meeting

To be Held on May 17, 2012

The Proxy Statement and Annual Report to Shareholders are available at

www.proxyvote.com

QUESTIONS AND ANSWERS ABOUT VOTING AND THE ANNUAL SHAREHOLDERS’ MEETING

Why am I receiving this proxy statement and proxy card?

You are receiving this proxy statement and proxy card because you own shares of the Company’s common stock. This proxy statement describes matters on which we would like you to vote.

When you sign the proxy card, you appoint the persons named in the proxy, R. Marc Langland and Christopher N. Knudson, as your representatives at the Annual Meeting, and those persons will vote your shares at the Annual Meeting as you have instructed on the proxy card. This way, your shares will be voted even if you cannot attend the Annual Meeting.

Who is soliciting my proxy, and who is paying the cost of solicitation?

The enclosed proxy is solicited by and on behalf of the Board, and the Company will bear the costs of solicitation. Certain directors, officers, and employees of the Company and/or its subsidiary, Northrim Bank (the “Bank”), may solicit proxies by telephone, facsimile, and personal contact.

The Company does not expect to pay any compensation to employees, officers, or directors for soliciting proxies, but will reimburse brokers, nominees, and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of the Company’s common stock.

What am I voting on, and what vote is required for approval?

At the Annual Meeting, you will be asked to vote on:

•	the election of 11 directors to serve on the Board until the 2013 Annual Shareholders’ Meeting or until their successors have been elected and have qualified (“Proposal 1”);

•

an advisory vote on the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement (“Proposal 2”);

•	the ratification of Moss Adams LLP as the Company’s independent registered accounting firm for 2012 (“Proposal 3”).

All proposals will require the affirmative vote of a majority of the shareholders in person or represented by a duly executed proxy at the Annual Meeting.

Who is entitled to vote?

Only shareholders who owned the Company’s common stock as of the close of business on the record date, March 21, 2012, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting.

How do I vote, and how are the votes counted?

You may vote your shares either in person at the Annual Meeting or by proxy. To vote by proxy, you should mark, date, sign, and mail the enclosed proxy card in the prepaid envelope provided. If your shares are registered in your own name and you attend the Annual Meeting, you may deliver your completed proxy card in person. “Street name” shareholders, that is, those shareholders whose shares are held in the name of and through a broker or other nominee, who wish to vote at the Annual Meeting will need to obtain a proxy from the institution that holds their shares.

With regard to the election of directors, you may cast your vote in favor of some or all of the nominees, or you may withhold your vote as to some or all of the nominees. Each shareholder will be entitled to one vote for each share of common stock held of record by the shareholder on the record date, March 21, 2012. Directors will be elected if the number of votes cast in favor of the director exceeds the number of votes cast against the director. Accordingly, votes withheld generally will have no effect on the outcome of the election. You may also abstain from voting on any proposals other than the election of directors. An abstention will have no impact on the election of directors.

If shares are held in “street name,” that is, through a broker or nominee, the broker or nominee is permitted to exercise voting discretion under certain circumstances. At this meeting, if the broker or nominee is not given specific voting instructions, the shares may not be voted on the election of directors by the broker or nominee in their own discretion. However, if your shares are held in street name and neither you nor your broker votes them, the votes will be “broker non-votes,” which will have the effect of excluding your vote from the tallies. If your shares are held in your own name and you do not vote your shares, your shares will not be voted.

Under certain circumstances banks and brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank or broker, which are referred to as a “broker non-vote.” In these cases, and in cases where the shareholder abstains from voting on a matter, those shares will be counted for the purpose of determining whether a quorum is present. We expect that banks and brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions with respect to Proposal 3 to ratify the Company’s selected independent registered public accounting firm, but abstentions will have the effect of a vote “AGAINST” the proposal. If your shares are held in your own name and you do not vote, your shares will not be voted.

On each matter before the Annual Meeting, including the election of directors, shareholders are entitled to one vote for each share of common stock they held at the record date, March 21, 2012. Shareholders may not cumulate their votes for the election of directors.

Can I change my vote after I return my proxy card?

Yes. If the enclosed proxy is duly executed and received in time for the Annual Meeting, the persons named in the proxy will vote the shares represented by the proxy “FOR” the 11 nominees listed in the proxy statement, “FOR” the approval of the compensation of the named executive officers, and “FOR” the ratification of the Company’s independent registered public accounting firm. If you grant a proxy, you may revoke it at any time before its exercise by written notice to the Company to the attention of Mary A. Finkle, Corporate Secretary, by submitting a proxy with a subsequent date, or by announcing your revocation to the secretary at the Annual Meeting prior to the taking of a shareholder vote. The shares represented by properly executed proxies that are not revoked will be voted in accordance with the specifications in such proxies.

Can I vote on other matters or submit a proposal to be considered at the Annual Meeting?

The Company has not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and shareholders may submit matters for a vote only in accordance with the Company’s bylaws. The Board does not presently know of any other matters to be brought before the Annual Meeting.

For shareholders seeking to include proposals in the proxy materials for the 2013 Annual Meeting, the proposing shareholder or shareholders must comply with all applicable regulations, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the proposals must be received by the Secretary of the Company on or before November 30, 2012.

How many votes are needed to hold the Annual Meeting?

A majority of the Company’s outstanding shares as of the record date (a quorum) must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. Shares are counted as present at the Annual Meeting if a shareholder is present and votes in person at the Annual Meeting or has properly submitted a proxy card. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. As of the record date for the Annual Meeting, 6,467,166 shares of the Company’s common stock were outstanding and eligible to vote.

Where and when will I be able to find the results of the voting?

The results of the voting will be announced at the Annual Meeting. Final results will be disclosed in the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four business days of the Annual Meeting.

How do I communicate with Directors?

The Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send communications to the Board or any of the directors at: c/o Corporate Secretary, Northrim BanCorp, Inc., 3111 C Street, Anchorage, Alaska 99503. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.

PROPOSAL 1: ELECTION OF DIRECTORS

General

How many directors are nominated?

The Company’s Articles of Incorporation provide that the Board will consist of not less than five nor more than 25 directors. Currently, the Board consists of 11 directors, and the Board has set the number of directors to be elected at the Annual Meeting at 11. Directors are elected for a one-year term and serve until their successors have been elected and qualified.

Who are the nominees?

The Board has nominated the individuals listed on the following pages for election as directors for a one-year term expiring at the 2013 Annual Shareholders’ Meeting or until their successors have been elected and qualified. If any nominee refuses or becomes unable to serve as a director before the Annual Meeting, the directors will select a replacement nominee, and your proxies will be voted for that replacement nominee. The Board presently has no knowledge that any nominee will refuse or be unable to serve.

It is the Company’s policy to encourage director nominees up for election at the Annual Meeting to attend the Annual Meeting. All directors up for election at the 2011 Annual Shareholders’ Meeting attended the 2011 Annual Shareholders’ Meeting with the exception of one, who could not be present due to an unavoidable conflict in his/her schedule.

INFORMATION ABOUT THE NOMINEES

The following table provides certain information about the nominees for director, including age, principal occupation during the past five years, and year first elected a director of Northrim Bank (the “Bank”) or the Company. All of the nominees are presently directors of the Bank and the Company. All of the nominees with the exception of Messrs. Langland and Knudson are deemed to be independent within the meaning of currently applicable rules of the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements.

Name/Age	Occupation of Nominee During Past Five Years	Director Since
R. Marc Langland, 70	Co-founder and President of the Bank (1990-1997); Chairman, President and CEO of the Bank (1998-2001); Chairman, President, and CEO of the Company and the Bank from 2001-2009; Chairman, President and CEO of the Company and Chairman and CEO of the Bank from 2009-2011; Chairman, President and CEO of the Company and Chairman of the Bank since August 2011; Director, Alaska Air Group since 1991; Director, Usibelli Coal Mine, Inc. since 1983	1990
Larry S. Cash, 60	President and CEO, RIM Architects, LLC (Alaska, California, Guam and Hawaii) since 1986;	1995
Mark G. Copeland, 69	Since June 1999, owner and sole member of Strategic Analysis LLC, a management consulting firm; Member, Copeland, Landye, Bennett and Wolf, LLP (law firm) for 30 years prior to that time	1990
Ronald A. Davis, 79	CEO and Administrator, Tanana Valley Clinic until his retirement in 1998; Secretary/Treasurer, Canoe Alaska, 1996 to 1999; Vice President (1999-2003), Acordia of Alaska Insurance (full service insurance agency) until retirement	1997
Anthony Drabek, 64	President and CEO, Natives of Kodiak, Inc. (Alaska Native Corporation) from 1989 until retirement in 2010; Chairman and President, Koncor Forest Products Co. (1986 – 2011).	1991
Christopher N. Knudson, 58	Senior Vice President and Chief Financial Officer of the Bank (1990-1998); Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Bank (1998-2000); Executive Vice President and Chief Operating Officer of the Company and the Bank since 2001	1998
Richard L. Lowell, 71	President (1985-2004), Ribelin Lowell & Company (insurance brokerage firm) until retirement	1990

Name/Age	Occupation of Nominee During Past Five Years	Director Since
David J. McCambridge, 55	Audit Partner, KPMG LLP, (1991-2010) until retirement; Director, The Tanaka Foundation since 1985; Director, Great Alaska Council Boy Scouts of America since 1993; Director, Alaska Kidney Foundation since 1999.	2011
Irene Sparks Rowan, 70	Director (1988-2000, 2009-2010), Klukwan, Inc. (Alaska Native Corporation) and its subsidiaries until retirement; Director, Alaska Moving Image Preservation Association since 2011	1991
John C. Swalling, 62	President and Director, Swalling & Associates PC (accounting firm) since 1991; Director, Swalling Construction Co., Inc. since 1975	2002
David G. Wight , 71	President, BP Amoco Energy Co. Trinidad and Tobago (1992-2000); President and CEO Alyeska Pipeline Service Company from 2000 until retirement in 2005; Director, Storm Cat Energy (Denver based company) (2006-2011)	2006

Director Qualifications and Experience The following table identifies the experience, qualifications, attributes and skills that the Board considered in making its decision to appoint and nominate directors to our Board. This information supplements the biographical information provided above.

Experience, Qualification, Skill or Attribute	R. Marc Langland	Larry S. Cash	Mark G. Copeland	Ronald A. Davis	Anthony Drabek	Christopher N. Knudson	Richard L. Lowell	David J. McCambridge	Irene Sparks Rowan	John C. Swalling	David G. Wight
Professional standing in chosen field	x	x	x	x	x	x	x	x	x	x	x
Expertise in financial services or related industry	x					x		x
Community involvement	x	x	x	x	x		x	x	x	x	x
Other Board experience	x	x	x	x	x		x	x	x	x	x
Other public company experience	x		x					x			x
Specific skills/knowledge:
– Accounting	x					x	x	x		x
– Legal			x
– Business management	x	x	x	x	x	x	x	x	x	x	x

The Board recommends that you vote “FOR” these nominees.

Shareholder Nominations for 2012 Annual Shareholders’ Meeting

In accordance with the Company’s Bylaws, shareholder nominations for the 2012 Annual Shareholders’ Meeting ordinarily must be delivered in writing to the Secretary of the Company not less than fourteen nor more than fifty days prior to the Annual Meeting. Any shareholder nomination should contain the following information to the extent known to the nominating shareholder: (i) the name and address of each proposed nominee; (ii) each proposed nominee’s principal occupation; (iii) the total number of shares of the Company’s common stock that will be voted for each proposed nominee; (iv) the name and residence of the nominating shareholder; (v) the number of shares of the Company’s common stock owned by the nominating shareholder as of the record date for the Annual Meeting; and (vi) whether the nominee had agreed to serve if elected.

Nominations not made in accordance with the above requirements may be disregarded at the sole discretion of the Chairman of the Annual Meeting, and upon the Chairman’s instruction the vote teller may disregard all votes cast for that nominee.

Information Regarding the Board of Directors and Its Committees

All directors and nominees other than Mr. Langland and Mr. Knudson are independent within the meaning of currently applicable rules of the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements. Both the Company’s and the Bank’s Board met ten times during 2011. The Company’s Board has adopted certain standing committees, including an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. During 2011, all directors attended at least 75% of the total meetings of the Board and all committees of which they were members.

The Board of the Company believes it is in the best interests of the Company and its shareholders to combine the roles of chairman and chief executive officer for running the Company. This combined relationship allows for candid, two-way communication between the Board and senior management as a well-informed and effective partnership with regard to risks affecting the Company and the policies and procedures designed to mitigate those risks as described below.

John C. Swalling serves as the Company’s independent lead director. The lead director’s primary responsibilities are to preside over executive sessions of non-management directors, to conduct annual interviews with all directors regarding each director’s own self-assessment of his/her contribution to the Board prior to nominations for election at the Annual Meeting, and to recommend to the Governance and Nominating Committee, in consultation with the Chairman of the Board, proposed committee assignments and chairmanships.

The Company and the Bank have in place policies and procedures to manage risks that could impact Northrim’s operational and strategic position as a profitable, safe and sound financial institution. The Bank’s Internal Audit Department provides written results of internal and out-sourced audits, including review of the credit quality of the loan portfolio, directly to the Audit Committee and management. The Audit Committee reviews and reports to the Board on the results of these audits. The Audit Committee also reports to the Board on any deficiencies identified, as well as any steps deemed necessary to resolve and mitigate risk. An officer, appointed by the Board of Directors, serves as Northrim’s risk manager and is responsible for monitoring and maintaining Northrim’s company-wide Contingency Plan. This Plan addresses and provides guidelines for the restoration of business in the event of man-made and natural disruptive events.

With regard to certain risks affecting the Company and the Bank, we recognize that not maintaining the privacy and security of customer information could damage our reputation and cause us to incur additional costs or even litigation. On an annual basis, the Bank’s Board reviews its Information Security Policy with its appointed Information Security Officer. We work to educate our customers about the importance and understanding of their role in protecting their identities and the privacy of their information. We consider customer education regarding the use of electronic convenience products to be especially important due to the Bank’s increased exposure to loss related to these products if procedures are not followed. A Vendor Management Policy is in place which is approved by the Bank’s Board annually. The Vendor Management Policy calls for the assignment of levels of risk to each vendor based upon an assessment of the degree to which their relationship could expose the Company to risk in relation to the Company’s reliance on the vendor’s promise to perform and protect customer privacy, and based on the vendor’s fiscal strength. On an annual basis, the Bank’s Board reviews its Information Security Policy with its appointed Information Security Officer.

The Company monitors its interest rate risk through a review of its sensitivity to upward and downward movements of interest rates and their impact on the Company’s interest-earning assets, interest-bearing liabilities, and the net interest margin. The Company monitors concentrations and economic trends in the communities it serves and in the global economy in order to respond to issues that could impact the economic climate in which it operates. The Company reports its analysis of these areas to the Bank’s Board on a periodic basis.

It is management’s policy to discuss a detailed analysis of any proposed major project with the Board. This analysis may include management’s reasons for the proposal, results of due diligence analysis, potential risks, costs, and the estimated time frame for implementation of the project, and Compliance Department and Operations and Technology Committee recommendations prior to seeking the Board’s approval.

From time to time, the Company engages the services of experienced consultants to facilitate director education and discussion periodically as to bank directorship issues, the management of risk, timely topics which the directors may cover, as well as future corporate governance matters.

Audit Committee.    The Audit Committee’s principal functions include reviewing and approving the services of the independent registered public accounting firm, reviewing the Company’s financial statements, reviewing the plan, scope, and audit results of the internal and external auditors, and reviewing the reports of bank regulatory authorities. The Company’s Board has adopted a written charter for the Audit Committee. A copy of the Audit Committee charter was attached to the proxy statement for the Company’s 2010 Annual Meeting of Shareholders. Current members of the Audit Committee are Mark G. Copeland, Richard L. Lowell, David J. McCambridge, and David G. Wight. Each of the members of the Committee is independent of management within the meaning of the Securities and Exchange Commission and the Nasdaq Global Select Market listing standards. The Committee and the Board has determined that Mr. McCambridge qualifies as an audit committee financial expert within the meaning of such rules.

During 2011, the Audit Committee (the “Committee”) had seven meetings, during which the Committee was kept informed of the processes and procedures in place for maintaining the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”) as evaluated by the Company’s internal audit manager, internal SOX Committee, and the independent registered public accounting firm.

Compensation Committee The primary functions of the Compensation Committee, which met five times in 2011, are to review and approve executive and all other officer compensation, select and approve employee benefits and retirement plans, and administer the Company’s stock option plans. The Company’s Board has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee charter is attached to this proxy statement as Attachment 1. Compensation Committee members are Larry S. Cash, Ronald A. Davis, David J. McCambridge and John C. Swalling. All members of the Compensation Committee are independent within the meaning of currently applicable rules of the Securities and Exchange Commission, and the Nasdaq Global Select Market listing requirements. Mr. Cash has served on the Compensation Committee since 1996. Mr. Davis was appointed to the Compensation Committee in 2002. Mr. Swalling was appointed to the Compensation Committee in 2005. Mr. McCambridge was appointed to the Compensation Committee in August of 2011.

Governance and Nominating Committee The primary functions of the Governance and Nominating Committee, which met one time in 2011 and was formed in August of 2011 with the adoption of the Company’s Governance and Nominating Committee charter, are to evaluate the size and composition of the Company’s Board; to develop criteria for Board membership; to identify, recruit, interview, and evaluate individuals qualified to become Board members; and to evaluate the independence of existing and prospective directors. A copy of the Governance and Nominating Committee charter is attached to this proxy statement as Attachment 2. With respect to nomination of director candidates, the Committee will consider nominations from the Company’s shareholders using the same criteria as all other nominations. Shareholder nominations must be made in writing and delivered or mailed to the Corporate Secretary not less than fourteen days nor more than fifty days prior to any meeting of shareholders called for the election of directors. However, if less than twenty-one days’ notice of the meeting is given to the shareholders, such nomination may be mailed or delivered not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Any nomination not made in accordance with these provisions may, at the discretion of the chairperson of the meeting, be disregarded.

Additionally, the Governance and Nominating Committee recommends appointments of directors to the Board’s Committees, reviews and approves all related party transactions, and reviews the adequacy of the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics and recommends any proposed changes to the Board for approval. Current members of the Governance and Nominating Committee are Larry S. Cash, John C. Swalling, and David G. Wight. All members of the Governance and Nominating Committee are independent within the meaning of currently applicable rules of the Securities and Exchange Commission, and the Nasdaq Global Select Market listing requirements.

Director Compensation In 2011, all non-officer directors except for Mr. McCambridge received a $5,000 annual cash retainer and an additional $10,000 in cash to be used for the purchase of the Company’s common stock on the open market, payable following our Annual Shareholders’ meeting. In 2012, Mr. McCambridge received a prorated cash retainer of $3,750 and an additional $7,500 in cash to be used for the purchase of the

Company’s common stock on the open market. These payments were related to Mr. McCambridge’s 2011 service on the Board, and the amounts were prorated because he did not join the Board until August of 2011. Additionally, each non-officer director received a fee of $900 for each Board meeting attended. Members of the Audit, Governance and Nominating, and Compensation Committees received $750 for each meeting attended with the exception of the Committee chairpersons who received $1,500, $1,500 and $1,125, respectively, for each committee meeting they attended. (See “Director Compensation”.)

Compensation Committee Interlocks and Insider Participation No member of the Compensation Committee was, during the year ended December 31, 2011, an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, (ii) the Board of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company’s Board, during the year ended December  31, 2011.

EXECUTIVE OFFICERS

The following table sets forth certain information about the Company’s executive officers:

Name	Age	Position	Has Served as an Executive Officer Since
R. Marc Langland	70	Chairman of the Board, President and Chief Executive Officer of the Company and Chairman of the Board of the Bank	1990
Joseph M. Beedle(1)	60	Executive Vice President of the Company and President and Chief Executive Officer of the Bank	2006
Joseph M. Schierhorn(2)	54	Executive Vice President and Chief Financial Officer of the Company and the Bank	2001
Christopher N. Knudson	58	Executive Vice President and Chief Operating Officer of the Company and the Bank	1990
Steven L. Hartung(3)	65	Executive Vice President and Chief Credit Officer of the Company and the Bank	2008

(1)	Mr. Beedle previously served as Chief Financial Officer of the University of Alaska from 2000 until 2006 and as chief executive of Goldbelt, Inc., an Alaska Native Corporation, from 1994 to 2000. He has more than 20 years banking experience, including in an executive lending role, having served as Executive Vice President and Chief Credit Officer for Key Bank of Alaska from 1985 to 1993. Prior to his appointment as Chief Executive Officer of the Bank in August of 2011 and President of the Bank in August 2009, Mr. Beedle served as the Executive Vice President, Chief Lending Officer, of Northrim Bank and Executive Vice President of the Company. As President and CEO of the Bank, Mr. Beedle continues to focus on loan administration and credit quality.

(2)	Mr. Schierhorn previously served as Assistant Vice President, Commercial Loan Officer, with Key Bank Alaska from 1988 until 1990. He joined Northrim Bank in 1990 as Vice President and Commercial Loan Officer, was appointed Senior Vice President, Commercial Loan and Compliance Manager in 2000 and in 2001 was named an executive officer as Senior Vice President, Chief Financial Officer and Compliance Manager of the Company and the Bank. He was named Executive Vice President, Chief Financial Officer in 2005. Mr. Schierhorn earned his Juris Doctor and Masters in Management in 1985 and is a certified public accountant and member of the Alaska Bar Association.

(3)

Mr. Hartung, prior to joining the Company in December 2005, provided financial consulting and advisory services throughout the Alaska business community as President and sole shareholder of Steven L. Hartung

Financial Services, Inc. since 1995. His professional experience also includes service as the President and Chief Operating Officer of Alaska International Industries, Inc. from 1978 to 1995, as well as 10 years service with KPMG LLP from 1968 to 1978, during which time he served as audit manager. Mr. Hartung was named Executive Vice President and Quality Assurance Officer of the Company and the Bank in 2008. In 2009, Mr. Hartung assumed responsibility for the credit administration function upon retirement of the Credit Administration Department’s manager and was named Executive Vice President and Chief Credit Officer for the Company and the Bank.

All officers are elected by the Board for a one year term or until their successors are appointed and qualified. Each of the named executive officers have employment agreements with the Company. (See “Executive Compensation — Employment Agreements”.)

Code of Conduct The Company has adopted a Code of Conduct, which includes a Code of Ethics for our executive officers. We will furnish a copy of the Code of Conduct to shareholders at no charge upon request to the Corporate Secretary.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation program in place for our Chief Executive Officer, Chief Financial Officer, and the three most highly compensated executive officers (collectively, the “named executive officers”). This section includes information regarding the overall objectives of our compensation program and each element of compensation that we provide.

While there has been significant focus on whether compensation programs encourage excessive risk-taking by executives in the current banking environment, the Compensation Committee believes that the annual and long-term incentive compensation programs for executives, senior managers and key employees serve to appropriately focus these individuals on Northrim’s current and future business needs. The Company’s compensation program is designed to mitigate risk by capping performance based payments and defining performance criteria focused not only on profitability and growth, but also on managing risk and expenses and improving credit quality.

The Company has included Proposal 2, an advisory vote on executive compensation, in this proxy statement in accordance with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”) and recently passed regulations of the Securities and Exchange Commission. Proposal 2 provides the shareholders of the Company with an advisory vote on compensation programs for our named executive officers (sometimes referred to as “say on pay”) as described in the Compensation Discussion and Analysis section of this proxy statement. Although the vote is nonbinding, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. At the Annual Meeting that was held on May 19, 2011, the Company’s shareholders expressed a preference that an advisory vote on executive compensation of the Company’s named officers should occur every year. Accordingly, this advisory vote will be included in the proposals presented for shareholder vote until 2017. At that time, shareholders will again be given the opportunity to vote on whether or not the advisory vote on executive compensation of the Company’s named officers should be included every one, two, or three years.

The Compensation Committee has concluded that the compensation policies of the Company are not reasonably likely to have a material adverse effect on the Company.

Overview of Compensation Program

The Compensation Committee of the Board bases its compensation strategy on maintaining the Company’s primary strategic goal: to maintain, over the next several years, a well-capitalized, customer first service-focused financial institution headquartered in Anchorage and serving the greater Anchorage, Matanuska Valley, and Fairbanks areas, as well as various other markets in and outside Alaska. We believe that achieving the Company’s business and growth strategies will create long-term value for shareholders and will protect the interests of our depositors.

Compensation Philosophy and Objectives

The Compensation Committee believes that compensation packages for the Company’s named executive officers, key personnel, and other employees should be based to a substantial extent on achievement of the goals and strategies the Board has established. When establishing salaries, performance based payments, and stock option awards for named executive officers, the Compensation Committee considers (i) the Company’s financial performance during the past year; (ii) the individual officer’s performance during the past year based upon the officer’s scope and level of responsibility and how well she or he managed and carried out those responsibilities to achieve the Company’s goals, as well as how well that officer dealt with unexpected challenges and opportunities that were not anticipated in the Company’s annual goal setting process; and (iii) market data related to the salaries of executive officers and key personnel in similar positions with companies of comparable size, as well as other companies within the financial institutions industry. For named executive officers other than the Chief Executive Officer, the Compensation Committee gives consideration to recommendations made by the Chief Executive Officer.

The Company has developed and implemented policies for determining salary structure, annual performance based payments, and employee stock option and other stock-based awards based on recommendations of independent, nationally recognized compensation consultants. These consultants periodically evaluate the Company’s executive compensation programs at the request of the Compensation Committee.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all decisions related to the compensation of the Company’s Chief Executive Officer, subject to the Board’s further approval, and approves recommendations made by the Chief Executive Officer and Chief Operating Officer for performance based payments and equity awards to other named executive officers of the Company.

The Chairman, President and Chief Executive Officer and the Chief Operating Officer annually review the individual performance of the Company’s key executives. Their recommendations for performance based payments and equity awards, based upon individual officer performance evaluations, are presented to and discussed with the Compensation Committee. The Compensation Committee can at its discretion modify any recommended adjustments or awards as deemed to be appropriate.

Executive Compensation

The Company’s executive compensation program continues to consist of four key elements: (i) base salary; (ii) a performance-based annual payment; (iii) periodic stock option grants and other stock-based compensation awards; and (iv) retirement and other deferred benefits. The Compensation Committee engages the services of a qualified compensation consultant as appropriate, and it considers the Company’s executive compensation package as a whole. Each component of the executive’s package is in large part provided for under the terms of the executive’s employment agreement including base salary, which can change from time to time, as well as entitlements to a performance based payment opportunity under the Company’s Profit Sharing Plan and retirement benefits according to the prescribed terms of the executive’s employment agreement. The Compensation Committee’s and the Company’s philosophy is to be consistent in the timing of its review of the executives’ performance and opportunities for compensatory recognition. Review occurs multiple times in a given year. The Compensation Committee and the Company believe that this practice facilitates the retention of the executive over the short and long-term and appropriately rewards performance based upon each executive’s level of responsibility, accountability, leadership, and measured contributions to the organization.

The Compensation Committee believes that this four-part approach best serves the interests of the Bank, the Company and its shareholders. This approach enables the Company to meet the requirements of the highly competitive banking and lending environment in which it currently operates while ensuring that executive officers are compensated in a way that advances both the short and long-term interests of shareholders. The performance based annual payment opportunity, which is provided for under the Profit Sharing Plan for 2011, rewards and motivates individual performance, and is based in large part on the contribution made by the officer to the Company’s overall performance. Stock options and other stock-based awards relate a significant portion of long-term remuneration directly to stock price appreciation and serve to further promote the executives’ continued service with the Company. These awards also closely align the interests of the executives and the Company’s shareholders.

The Compensation Committee annually evaluates both executive performance and the structure of executive compensation to ensure that the Company maintains its ability to attract and retain superior, customer service motivated employees in key positions. Additionally, this evaluation ensures that compensation for executives is reasonable but competitive with similar positions held in peer group organizations in both the local market and the Pacific Northwest. The peer group that the Compensation Committee has used for this evaluation consists of fourteen Pacific Northwest commercial banks similar in size to Northrim: Columbia Banking System, TriCo Bancshares, F & M BanCorp, Cascade Financial, First Financial NW, Pacific Continental, Heritage Financial, WA Banking Company, Riverview Bancorp, North Valley Bancorp, Bank of Commerce, Timberland Bancorp, Home Federal Bank, and Pacific Financial. The Compensation Committee objectively evaluates the performance of the Company’s compensation program by periodically comparing the weight and values of its components to the Company’s peer group of Pacific Northwest financial institutions as surveyed by independent consultants who gather pertinent salary, benefit, and equity compensation data from then current proxy statement disclosures.

The Compensation Committee’s approach for giving consideration to each element of the Company’s executive compensation package multiple times during a given year is intended to bring consistency to the overall program, and support the Company’s philosophy to provide more than one opportunity during a given year to recognize the performance and contributions of individual executive officers and executives in key positions. For example, in the first quarter the Compensation Committee considers and approves awards to participants under the Profit Sharing Plan and approves discretionary contributions to the Company’s Savings Incentive Plan 401k, which has a service based component to provide employees who are non-participants with a retirement benefit. In the second quarter of the year, the Compensation Committee selects criteria for the Profit Sharing Plan’s plan year and conducts the annual officer and executive officer salary review. In the fourth quarter, the Compensation Committee considers and approves stock option grants and stock awards with pricing based upon the closing price of the Company’s stock on the date of grant.

The Compensation Committee takes an approach based on both quantitative and qualitative factors when considering the compensation of the Company’s Chairman, President and Chief Executive Officer. The Compensation Committee considers the Company’s financial results for a given year compared to the Company’s plan and actual results for the previous year. The Compensation Committee also considers certain qualitative accomplishments of the Chief Executive Officer in terms of the Company’s realization of its corporate objectives, his foresight, his extensive community involvement, as well as his proven leadership in strategically positioning the Company for future significant developments in the banking industry and the Company’s market and developing long-term strategies for the future direction and growth of the organization.

Elements of Executive Compensation

The Company and the Bank do not have any arrangements in place for or with the named executive officers whereby their compensation may be comprised of proportionate amounts of base salary, performance based annual payments, options and other stock-based compensation, or retirement and other deferred benefits. Instead, compensation is comprised of such components in amounts as determined by the Compensation Committee at its discretion.

The Compensation Committee, from time-to-time as deemed appropriate, has engaged the services of Frederic W. Cook and Co., Inc. to analyze and evaluate the Company’s overall compensation program and practices as compared to a selected group of publicly traded peer group banks of similar size within the Pacific Northwest area. The Company engaged the services of Frederic W. Cook and Co., Inc. in 2011 to assist the Compensation Committee with the creation of a the new Profit Sharing Plan described below under “Performance Based Annual Payment”.

Base Salary Based on its consideration of competitive industry salaries and general economic conditions within the Company’s market area and the financial institution industry, the Company’s Human Resources Department has established a graded salary structure for executives, key personnel and other employees. Every salary grade is structured to allow for personal growth ranging from the grade’s entry level benchmark through the mid-point range and to the upper-most level of annual salary for each grade. The matrix used to objectively calculate annual merit increases applies factors related to the position of the individual’s current salary within the established ranges for her or his salary grade, predetermined rates of increase based on an annual survey of market data, and an evaluation of the employee’s performance. The Human Resources Department reviews the schedule of matrix driven changes to individual officer annual base salaries and can make recommendations for any additional adjustments.

Individual base salaries for named executive officers, other than the Chief Executive Officer, and officers in key positions are reviewed by and based upon recommendations of the Chief Executive Officer. The Compensation Committee makes all decisions related to the compensation of the Company’s Chief Executive Officer. Officer base salary levels are reviewed annually in the second quarter of the Company’s fiscal year and any increases to base annual salaries are recommended to the Compensation Committee by the Chief Executive Officer for approval based on an assessment of an executive’s scope of responsibilities, experience, the officer’s individual performance, and contributions to the success of the organization.

Performance Based Annual Payment In November of 2011, the Board approved the Company’s Profit Sharing Plan. This plan replaces the performance based plans called the Executive Incentive and Loan Unit Incentive Plans. Additionally, the Profit Sharing Plan replaces any amounts that would have been paid under the discretionary match provision provided for in the Northrim Bank Savings Incentive Plan 401k (the “401k Plan”) in 2011. Executive officers, in addition to all employees of the Company and Bank who commenced employment prior to the January 1 that precedes or coincides with a performance period, are eligible to participate in payments made from a profit sharing pool calculated in accordance with the provisions of the Profit Sharing Plan. The selection of Profit Sharing Plan criteria for 2011 occurred in August of 2011, and going forward selection of criteria will occur within 120 days of the beginning of the Company’s fiscal year. Under the provisions of the Profit Sharing Plan, criteria established each year will include:

•	designation of one or more performance periods for the fiscal year,

•	determination of the formula for determining the profit share pool for each performance period, including the performance goals used in the formula,

•	assignment of an initial profit share pool allocation for each performance period for each eligible employee of the Bank and the Company based on responsibility level, and

•	designation of a performance rating factor for each eligible employee of the Bank and the Company.

The Profit Sharing Plan also provides that the Compensation Committee of the Board may designate any employee, including an executive officer, as ineligible to receive a profit sharing allocation at its complete discretion. Additionally, the Committee may adjust any employee’s profit sharing allocation from the profit sharing pool at its discretion. However, no individual profit sharing allocation can exceed 7.5% of the entire profit sharing pool for any performance period, and total profit sharing allocations for any performance period cannot exceed 100% of the profit sharing pool for the performance period. Lastly, no individual profit sharing allocation can exceed 50% of that individual’s base salary, and total profit sharing allocations made to executive officers of the Company cannot exceed 25% of the profit sharing pool in any performance period.

The performance goals established by the Compensation Committee for the Profit Sharing Plan for 2011 include measures based on the Company’s strategic goals for 2011. The Compensation Committee reviewed and approved management’s recommended thresholds for each criterion. In 2011, the Company had to meet the following minimum criteria in order for a profit sharing pool to be established:

•	a consolidated return on average assets, which is calculated as consolidated net income divided by average total assets, of at least 0.75%;

•	a ratio of total regulatory capital to risk-weighted assets of at least 10%;

•	a ratio of tier one regulatory capital to risk-weighted assets of at least 6%;

•	a ratio of tier one regulatory capital to total average assets of at least 5%; and

•

a ratio of classified assets to total risk-based regulatory capital for the Bank of no more than 35%. Classified assets include loans classified as substandard, doubtful or loss assets within the Bank’s internal risk rating system, plus other real estate owned and other repossessed assets.

Once the above criteria are met, the profit sharing pool for 2011 is calculated by multiplying pre-tax net income by 5% for the consolidated return on average assets up to 1.00%. For consolidated return on average assets in excess of 1% and up to 1.25%, the Company multiplies pre-tax net income by 3%. No additional profit sharing pool is established if the Company’s consolidated return on average assets exceeds 1.25%. The Compensation Committee approved management’s recommendation based upon the calculated payout under the Profit Sharing Plan’s methodology resulting in an aggregate payout of $786,000 for 2011, $143,000 of which was paid, in the aggregate, to the named executive officers.

Options and Other Stock-Based Compensation The Compensation Committee is of the philosophy that offering stock-based incentives to executives and key employees: (i) attracts and retains the best available personnel for the long-term; (ii) enhances long-term profitability and shareholder value; and (iii) encourages employees to acquire and maintain stock ownership in the Company, thereby more closely aligning the interests of employees and shareholders. The Compensation Committee follows this philosophy and, subject to the Company’s employee stock incentive plans, may determine the employees eligible to receive options and awards and to assess the amount of each option and award.

The Company’s 2010 Stock Incentive Plan (“2010 Plan”), an omnibus plan approved by shareholders, authorizes the Board or the Compensation Committee to administer the Plan and to grant to eligible key employees nonqualified stock options, restricted stock, restricted units, performance shares, performance units, stock appreciation rights, or dividend equivalent rights. The Compensation Committee has not delegated any aspect of the administration of any of the Company’s stock incentive plans, including the 2010 Plan, to any other persons.

The 2010 Plan is designed to afford the Compensation Committee flexibility, consistency, and balance in determining and governing the terms and mix of the annual grant of long-and-shorter-term equity based compensation awards to the Company’s executive officers and other employees key to the safe and profitable operation of the Bank. The majority of participants in the Plan are members of the Bank’s senior management team. Participants, including the Company’s named executives, are grouped within five tier levels for purposes of granting awards. These tiers are defined by the scope of the participants’ responsibility and roles within the organization. The proportion of stock options and restricted stock units granted may vary depending upon an employee’s position within the five tier levels.

The Compensation Committee believes that the awards of stock options and shorter-term restricted units serve to tie the executives’ interests to those of the Company’s shareholders. These awards also provide an incentive for the executives’ long-term retention given the competitive climate in the Bank’s marketplace for experienced and seasoned bankers. The methodology for calculating the total value of equity awards that will be awarded to employees, including the executives, starts with calculating that aggregate value that will be allocated to employees. The aggregate value is calculated by taking the Company’s market capitalization times 0.50%. This value is then allocated to employees based on tiers. Employees are placed into tiers based on their level of responsibility within the Company. The Chief Executive Officer recommends proposed grantees and proposed award levels based on performance. The Committee has full discretion to approve, deny, or change any recommendations from the Chief Executive Officer. The Compensation Committee also analyzes the financial impact of the grant on the Company’s income statement and the potential dilution of the grant to existing shareholders compared to prior grants and the Company’s peer group.

The Company has not established any program whereby executives, key personnel, or directors are required to own and purchase within any specific schedule a defined number of shares of the Company’s common stock.

Retirement and Other Deferred Benefits

Deferred Compensation Plan Effective as of January 1, 1995, as amended effective as of October 3, 1996 and January 1, 2005, the Bank established a Deferred Compensation Plan (“DCP”) for the purpose of providing benefit planning to key employees of the Bank by permitting them to defer the receipt of compensation. All offi-

cers of the Bank and the Company, including the named executive officers, are eligible to participate and other key employees may become eligible to participate if so notified by the Compensation Committee.

The DCP provides that on or prior to December 31 of each year the plan is in effect, any eligible employee may elect in writing to defer receipt of at least five percent to a maximum of one hundred percent of their salary to be paid in the calendar year following the year of election. Any election is irrevocable as to any salary payable in the next year and effective with respect to future years unless revoked by the participant prior to December 31 of the year preceding the year in which the deferral is to take effect. Under the DCP, eligible employees, including the named executive officers, may elect to defer receipt of all or a portion of their remaining salary to be paid in the current calendar year if such written election is made within 30 days after she or he is first notified by the Compensation Committee of her or his eligibility to become a participant. The DCP provides that any eligible employee may elect to defer receipt of at least five percent to a maximum of one hundred percent of their performance based payments for services to be performed in a succeeding plan year under the same conditions described above. All amounts deferred are credited to participant accounts with interest compounded annually. According to the DCP, interest is based on the Bank’s average yield on its total assets calculated on January 1, based on the prior year’s performance, less one percentage point. Therefore, the rate of interest calculated for 2011 was 2.94%. None of the named executive officers elected to defer receipt of compensation in 2011.

The DCP, as amended effective January 1, 2005 to comply with new regulations under Internal Revenue Code section 409A, provides that Pre-2005 Grandfathered Accounts will be administered separately from Post-2004 Accounts, meaning that amounts deferred and vested prior to 2005 shall be credited to a Pre-2005 Grandfathered Account, while Post-2004 deferrals shall be credited to a Post-2004 Account and administered in accordance with Internal Revenue Code Section 409A.

As to the form and timing of payments, participants having Pre-2005 Grandfathered Accounts, shall be paid in installments or as a lump sum in accordance with the participant’s deferral election. The Compensation Committee may elect at its sole discretion to accelerate payments if an irrevocable written request is made within at least 30 days prior to the date of the first scheduled payment. If an accelerated payment is made, then the participant will be subject to a penalty payable to the Bank in an amount equal to two percent of the accelerated amount. If installment payments are elected, a level series of monthly payments will be computed based on account balance, time period selected, and applicable interest rate in effect as of the benefit commencement date. In this case, the applicable interest rate will be 50 basis points over the average of U.S. Treasury Note Rate for the preceding 12 months, that precede the commencement of payments and will be the nearest quoted rate for a maturity representing two-thirds of the installment pay-out period. Any deferral must be for a minimum period of two years with a distribution of a participant’s account beginning on the first day of the month following sixty days after the earliest of voluntary or involuntary termination of employment, disability, or expiration of the deferred election.

The DCP provides that a participant’s Post-2004 Account will be 100% vested and non-forfeitable at all times and shall become payable to her or him upon expiration of the deferral election. Any deferral election for this account to a specified future distribution date must be for at least two plan years. By December 31, 2010, all participants elected to receive their Post-2004 Account at the end of her or his deferral period in a lump sum or in annual installments not to exceed 10 years, and new participants after December 31, 2010 must elect at the time they become participants to receive their Post-2004 Account at the end of their deferral period in a lump sum or in annual installments not to exceed 10 years.

The DCP sets forth limitations as to Section 162(m) of the Internal Revenue Code of 1986. Also, the intent of the DCP, as written, is to comply with the provisions of Internal Revenue Code Section 409A.

Northrim Bank Savings Incentive Plan 401k Executive officers participate in the Company’s qualified retirement plan, the Northrim Bank Savings Incentive Plan (“401k Plan”) to the same extent and subject to the same rules and limitations as the Company’s and the Bank’s other employees. The 401k Plan provides for a mandatory $0.25 match for each $1.00 contributed by an employee up to 6% of the employee’s salary. The 401k Plan also provides for a three-tier discretionary service based match regardless of the employee’s participation in the 401k Plan. The first tier matches 1% of an employee’s salary if an employee has worked at the Bank for more than one but less than three years. The second tier matches 2% of an employee’s salary if an employee has worked at the Bank for more than three but less than six years, and the third tier matches 4% of an employee’s salary if an employee has worked at the Bank in excess of six years. The 401k Plan allows for an additional discretionary contribution of up to $0.75 for each $1.00 contributed by an employee up to 6% of that employee’s salary. A residual discretionary contribution after all the previously listed contributions have been made is also provided for under the 401k Plan. Based upon the Bank’s performance in 2011, the service based match was approved by the Compensation Committee and the Board of Directors. There was no discretionary match approved in 2011 due to the implementation of the Bank’s new Profit Sharing Plan.

Supplemental Executive Retirement Plan Effective July 1, 1994, the Bank adopted the Northrim Bank Supplemental Executive Retirement Plan (“SERP”) for the benefit of its executive officers, including the named executive officers. As provided by the SERP, the Company makes annual contributions to participant accounts on January 1 at a percentage rate of annual base salary determined and approved by the Compensation Committee. The Compensation Committee can exercise its authority to determine and approve increases to this percentage, as well as approve new participants under the SERP. The Compensation Committee generally makes these determinations based upon recommendations of the Chief Executive Officer or the Chief Operating Officer and upon consideration of the percentage rates of annual base salary contributed by the Company for each SERP participant and relative levels of each participant’s current responsibility.

Earnings under the SERP are credited for the year on January 1 and based on the Bank’s average yield on its total assets, less a three year rolling average of net loan charge-offs as a percentage of average loans outstanding for the respective periods. The SERP provides for payment of a specified amount to plan beneficiaries or their survivors upon retirement, with early retirement permitted after the participant’s 55th birthday, if she or he has been a plan participant for at least five years prior to retirement. Benefits are payable monthly beginning 90 days after retirement, with the amount payable being equal to the total plan account balance for that participant (including interest at a specified fixed rate) divided by 12 months, divided by the number of years over which the participant elects to receive payments, with 15 years being the maximum period over which payout is permitted. If the participant dies prior to commencement of benefits, benefits are paid to the participant’s survivors in equal installments over 15 years unless the Compensation Committee elects to accelerate payment.

Supplemental Executive Retirement Deferred Compensation Plan The Compensation Committee, the Board and management have deemed it prudent for the Bank to have life insurance protection on certain executives, considering the out-of-pocket costs related to replacing an executive officer, as well as the intangible but real loss due to disruptions in management and loss of existing or new business because of the death of a key individual. For these reasons, the Compensation Committee and the Board authorized the Bank to establish the Supplemental Executive Retirement Deferred Compensation Plan (“SERDCP”), a non-qualified deferred compensation plan. Certain executives, as identified by the Compensation Committee, including each of the named executive officers except for Mr. Hartung, are entitled to participate in the SERDCP. The SERDCP is intended to provide a source of funds for participants’ retirement through the Bank’s purchase and ownership of key man insurance coverage in the form of a variable adjustable life policy in an amount approved by the Compensation Committee and the Board for each participant. The annual premium payment covers the cost of providing the Bank with a full death benefit for the face amount of the policy, and the cost of providing the executive the deferred compensation retirement benefit or a death benefit to the executive’s beneficiaries in the event of the executive’s death before retirement. The amount of payment is equal to the greater of the policy’s then cash surrender value or a stated amount which is less than the death benefit of the policy. Earnings are based upon the participant’s discretionary selection of investment opportunities available through the insurance provider to develop the cash surrender value of the portion of the premiums paid and allocated for that purpose.

In the event of the participant’s retirement, the cash surrender value of the policy can be paid out in a lump sum or in installments not to exceed ten years. The participant can also elect to receive the insurance policy net of a distribution of cash value sufficient to pay taxes upon receipt of the policy. In the event of the participant’s death, an amount equal to the greater of the cash surrender value or a stated death benefit, as described in the SERDCP document, would be paid to the participant’s beneficiary.

Tax and Accounting Treatment of Executive Compensation

Deductibility of Executive Compensation

The Compensation Committee is aware of the limits set on individual grants to provide for the Company’s deductibility of options and performance-based awards under Section 162(m) of the Internal Revenue Code (the “Code”). Individual grants of options and stock appreciation rights are limited to 100,000 shares during any three consecutive calendar years; individual grants of restricted stock, restricted stock units, performance shares, and performance units are limited to 50,000 during any three consecutive calendar years. Performance measures are included in the 2010 Plan as required for performance shares and performance units to qualify for exemption under Section 162(m).

Nonqualified Deferred Compensation

Section 409A of the Code imposes election, payment, and funding requirements on “nonqualified deferred compensation” plans. If a nonqualified deferred compensation arrangement subject to Section 409A of the Code fails to meet, or is not operated in accordance with, the requirements of Section 409A, then compensation deferred under the arrangement may become immediately taxable and subject to a 20% additional tax. Certain awards that may be issued under the plan may constitute a “deferral of compensation” subject to the requirements of Section 409A of the Code.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer and three other most highly compensated officers for the fiscal years ended December 31, 2011, December 31, 2010, and 2009, as well as certain other compensation information for the named executive officers during the years indicated:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
R. Marc Langland, Chairman, President, Chief Executive Officer	2011	$324,012	N/A	—	—	—	—	$180,945	$504,957
	2010	$324,012	N/A	—	—	—	—	$183,060	$507,072
	2009	$324,012	N/A	$34,221	$8,552	—	$147	$183,060	$549,992

Joseph M. Schierhorn, Executive Vice President, Chief Financial Officer	2011	$238,366	N/A	$26,680	$16,906	$36,113	—	$102,118	$420,183
	2010	$233,496	N/A	$38,581	$12,862	$30,551	$12,020	$108,286	$435,796
	2009	$225,008	N/A	$42,556	$14,152	—	$21,456	$99,294	$402,466

Christopher N. Knudson, Executive Vice President, Chief Operating Officer	2011	$237,911	N/A	$21,344	$13,526	$36,052	—	$112,777	$421,610
	2010	$234,610	N/A	$30,803	$10,272	$30,192	—	$115,725	$421,602
	2009	$234,610	N/A	$37,346	$11,338	—	—	$115,724	$399,018

Joseph M. Beedle, Executive Vice President of the Company; President and CEO of the Bank	2011	$245,337	N/A	$26,680	$16,906	$37,177	—	$142,504	$468,604
	2010	$240,000	N/A	$45,815	$15,276	$31,200	—	$145,929	$478,220
	2009	$229,628	N/A	$42,556	$14,152	—	$24,643	$143,163	$454,142

Steven L. Hartung, Executive Vice President, Chief Credit Officer	2011	$223,976	N/A	$26,680	$16,906	$33,937	—	$76,875	$378,374
	2010	$216,923	N/A	$38,635	$12,884	$30,500	—	$69,246	$368,188
	2009	$191,858	N/A	$42,556	$14,152	—	—	$63,040	$311,606

(1)	The amounts listed for each named executive officer’s stock award represent the aggregate grant date fair value of the awards determined in accordance with FASB ASC Topic 718 and is based on the price of the Company’s stock at the close of business on the date of grant.

(2)	The amount listed for each named executive officer’s option award represents the aggregate grant date fair value of the awards determined in accordance with FASB ASC Topic 718. See further discussion about the assumptions used in the pricing model at Note 18 in the Company’s Annual Report on Form 10-k for the year ended December 31, 2011.

(3)	The amount listed for each named executive officer represents the individual’s performance based payment earned in such fiscal year, but paid in the following fiscal year, as calculated according to the provisions of the Company’s Profit Sharing Plan in 2011 and according to the Company’s Incentive Plan in 2010 and 2009, as approved by the Compensation Committee. See Non-Equity Incentive Plan Awards and Employment Agreements contained herein this Proxy Statement.

(4)	The amount listed for each named executive officer under this category is the excess earnings on the named executive officer’s account over 120% of the federal rate for each applicable year. There were no excess earnings in 2011.

(5)	The amount listed for each named executive officer represents items of compensation not reflected elsewhere in this Summary Compensation Table:

The aggregate total of all other compensation disclosed for Mr. Langland is equal to the amounts of $13,475 and $10,157, representing contributions to the Company’s 401k savings plan for Mr. Langland and a car lease, respectively, as well as the Company’s contributions to the SERP and SERDCP for Mr. Langland in the amounts of $64,802 and $92,511, respectively. These amounts contributed to the SERP and SERDCP for Mr. Langland are disclosed in the footnotes to the Nonqualified Deferred Compensation table.

The aggregate total of all other compensation disclosed for Mr. Schierhorn is equal to the amounts of $13,475 and $8,400, representing contributions to the Company’s 401k savings plan for Mr. Schierhorn and a car allowance, respectively, as well as the Company’s contributions to the SERP and SERDCP for Mr. Schierhorn in the amounts of $35,251 and $44,992, respectively. These amounts contributed to the SERP and SERDCP for Mr. Schierhorn are disclosed in the footnotes to the Nonqualified Deferred Compensation table.

The aggregate total of all other compensation disclosed for Mr. Knudson is equal to the amounts of $13,475 and $8,400, representing contributions to the Company’s 401k savings plan for Mr. Knudson and car allowance, respectively, as well as the Company’s contributions to the SERP and SERDCP for Mr. Knudson in the amounts of $35,192 and $55,710, respectively. These amounts contributed to the SERP and SERDCP for Mr. Knudson are disclosed in the footnotes to the Nonqualified Deferred Compensation table.

The aggregate total of all other compensation disclosed for Mr. Beedle is equal to the amounts of $8,575 and $8,400, representing contributions to the Company’s 401k savings plan for Mr. Beedle and a car allowance, respectively, as well as the Company’s contributions to the SERP and SERDCP for Mr. Beedle in the amounts of $36,000 and $89,529, respectively. These amounts contributed to the SERP and SERDCP for Mr. Beedle are disclosed in the footnotes to the Nonqualified Deferred Compensation table.

The aggregate total of all other compensation disclosed for Mr. Hartung is equal to the amounts of $13,475 and $8,400, representing contributions to the Company’s 401k savings plan for Mr. Hartung and car allowance, respectively, as well as the Company’s contribution to the SERP for Mr. Hartung in the amount of $55,000. This amount contributed to the SERP for Mr. Hartung is disclosed in the footnotes to the Nonqualified Deferred Compensation table.

Employment Agreements

The Company and the Compensation Committee share the philosophy that employment agreements serve to further strengthen the relationships between the Company, its key executives, and its shareholders, particularly in light of the highly competitive climate in which the Bank and the Company currently operate. The Compensation Committee approved and the Company adopted employment agreements for each of the above named executive officers each becoming effective on January 1 and continuing through December 31 of 2011, 2010 and 2009, respectively.

The existing employment agreements at December 31, 2011 for Messrs. Langland, Schierhorn, Knudson, Beedle, and Hartung include the following entitlements: a monthly automobile allowance, reasonable health insurance, disability and other employee benefits on a basis at least as favorable as that accorded to any other officer, as well as allowance for adjustments to annual base salary as deemed appropriate by the Compensation Committee. The named executive officers agree to a Covenant Not to Compete, which stipulates that for a period of two years following termination of the agreement, or one year following the close of a transaction constituting a change of control, they will not be directly or indirectly employed by or own any business activity that is competitive with the Company or Bank. As defined in each of their employment agreements, each of the named executive officers is entitled to the severance benefits discussed herein under the heading Potential Payments Upon Termination or Change of Control.

The employment agreements for the executive officers are all dated January 1, 2011 and are between the Company, the Bank, and respective executive officers listed below. All of the employment agreements except that of Mr. Langland reflect the executive officer’s eligibility to receive, under the Company’s Incentive Plan, an annual target bonus equal to 30% of base salary, the amount payable for ambitious, but expected, results as determined by the Compensation Committee and the Board. The bonus could have been more or less than this amount at the Compensation Committee’s and the Board’s discretion but could not exceed the maximum of 40% of base salary. Effective November 17, 2011, the Company’s Board approved the discontinuance of the Executive Incentive Plan in conjunction with the approval of the new Profit Sharing Plan. This change in the Company’s incentive compensation structure supersedes this bonus provision in the employment contracts.

R. Marc Langland

The employment agreement dated January 1, 2011 between the Company, the Bank, and R. Marc Langland, our Chairman, President and Chief Executive Officer, reflects Mr. Langland’s current annual salary, $324,012. The Compensation Committee honored Mr. Langland’s request that the provisions for Stock Options and Incentive Compensation be eliminated from the agreement between him and the Company and the Bank starting in 2009. Mr. Langland is entitled to receive an annual contribution equal to 20% of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Compensation Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs. Mr. Langland’s employment agreement also provides for his participation in the Company’s SERDCP which is designed to provide the Bank with key man insurance protection for $2.5 million and a future retirement benefit for Mr. Langland.

Joseph M. Schierhorn

The employment agreement dated January 1, 2011 between the Company, the Bank, and Joseph M. Schierhorn, our Executive Vice President and Chief Financial Officer reflects Mr. Schierhorn’s annual salary of $235,008. In April 2011, as recommended by the Chairman and approved by the Compensation Committee, it was deemed appropriate to increase Mr. Schierhorn’s annual salary from $235,008 to $239,119. A profit sharing allocation of $36,113 was earned by Mr. Schierhorn in 2011 under the provisions of the Profit Sharing Plan. Mr. Schierhorn is entitled to receive an annual contribution equal to 15% of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Compensation Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs. Mr. Schierhorn’s agreement also provides for his participation in the Company’s SERDCP which is designed to provide the Bank with key man insurance protection for $1 million and a future retirement benefit for Mr. Schierhorn.

Christopher N. Knudson

The employment agreement dated January 1, 2011 between the Company, the Bank, and Christopher N. Knudson, our Executive Vice President and Chief Operating Officer reflects Mr. Knudson’s annual salary of $234,610. In April 2011, as recommended by the Chairman and approved by the Compensation Committee, it was deemed appropriate to increase Mr. Knudson’s annual salary from $234,610 to $238,716. A profit sharing allocation of $36,052 was earned by Mr. Knudson in 2011 under the provisions of the Profit Sharing Plan. Mr. Knudson is entitled to receive an annual contribution equal to 15% of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs. Mr. Knudson’s agreement also provides for his participation in the Company’s SERDCP which is designed to provide the Bank with key man insurance protection for $2,130,000 and a future retirement benefit for Mr. Knudson.

Joseph M. Beedle

The employment agreement dated January 1, 2011 between the Company, the Bank, and Joseph M. Beedle, our President and Chief Executive Officer of the Bank, reflects Mr. Beedle’s annual salary of $240,000. In April 2011, as recommended by the Chairman and approved by the Compensation Committee, it was deemed appropriate to increase Mr. Beedle’s annual salary from $240,000 to $244,200. In August 2011, as recommended by the Chairman and approved by the Compensation Committee, it was deemed appropriate to increase Mr. Beedle’s annual salary from $244,200 to $250,000. A profit sharing allocation of $37,177 was earned by Mr. Beedle in 2011 under the provisions of the Profit Sharing Plan. Mr. Beedle is entitled to receive an annual contribution equal to 15% of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs. Mr. Beedle’s agreement also provides for his participation in the Company’s SERDCP which is designed to provide the Bank with key man insurance protection for $2 million and a future retirement benefit for Mr. Beedle.

Steven L. Hartung

The employment agreement dated January 1, 2011 between the Company, the Bank, and Steven L. Hartung, our Executive Vice President and Chief Credit Officer, reflects Mr. Hartung’s annual salary of $220,000. In April 2011, as recommended by the Chairman and approved by the Compensation Committee, it was deemed appropriate to increase Mr. Hartung’s annual salary from $220,000 to $226,002. A profit sharing allocation of $33,937 was earned by Mr. Hartung 2011 under the provisions of the Profit Sharing Plan. Mr. Hartung is entitled to receive an annual contribution equal to 25% of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs.

Potential Payments Upon Termination or Change in Control

If the Company or the Bank is subjected to a change of control, any outstanding stock option grants or stock awards held by the named executive officers would not automatically vest. However, if the awards were not assumed by or replaced with comparable awards by the successor company, the Compensation Committee may, at its sole discretion, immediately vest all shares. For Mr. Schierhorn, Mr. Knudson, Mr. Beedle and Mr. Hartung, if the Company or the Bank is subjected to a change of control and either the Company terminates a named executive officer’s employment without cause or if a named executive terminates his employment for good reason within seven hundred and thirty days of the change in control, the named executive is entitled to:

•

all base salary earned and all reimbursable expenses incurred through the termination date in a lump sum payable by the Company in a lump sum no later than forty five days after the day on which employment is terminated or sooner, pursuant to applicable Internal Revenue Code,

•

an amount equal to one times his highest base salary over the prior three years also payable by the Company in a lump sum no later than forty five days after the day on which employment is terminated or sooner, pursuant to applicable Internal Revenue Code,

•	the continuation of health and insurance benefits for 18 months following the termination date of his agreement.

For Mr. Langland, if the Company or the Bank is subjected to a change of control and either the Company terminates Mr. Langland’s employment without cause or Mr. Langland terminates his employment for good reason within seven hundred and thirty days of the change in control, Mr. Langland is entitled to all base salary earned and all reimbursable expenses incurred through the termination date in a lump sum payable by the Company no later than forty five days after the day on which employment is terminated or sooner, pursuant to applicable Internal Revenue Code.

If the Company terminates any of the named executive officer’s employment without cause, or if he terminates his employment for good reason, the named executive officer’s is entitled to:

•

all base salary earned and all reimbursable expenses incurred under the agreement through his termination date payable by the Company in a lump sum no later than 45 days after the day on which employment is terminated,

•

an amount equal to one times his highest base salary over the prior three years, to be paid on the first day of the month following a period of six months after the termination of employment or sooner, pursuant to applicable Internal Revenue Code,

•	continuation of health and insurance benefits for 18 months following the termination date of his agreement.

In the event the Company terminates a named executive officer’s employment for cause or a named executive officer terminates his employment for without good reason, the named executive officer is entitled to payment of all base salary earned and all reimbursable expenses incurred through the termination date payable upon the effective date of termination.

If the Company terminates a named executive officer’s employment on account of any mental or physical disability that prevents him from performing his duties, then he is entitled to one lump sum payment, on the first day of the month following a period of six months after employment was terminated, of all base salary earned and reimbursable expenses incurred through the termination date, as well as full base salary and health and dental insurance benefits provided, at the Company’s expense, for one year following the termination date.

If a named executive officer’s employment agreement is terminated due to his death, under the terms of the agreement, his beneficiaries will receive that portion of his base salary that otherwise would have been paid to him for the month in which his death occurred and any other amounts due him pursuant to the Company’s SERP, any supplemental deferred compensation plan, and any other death, insurance, employee benefit plan or stock benefit plan provided to him by the Company according to the terms of the respective plans.

The following summaries set forth potential payments payable to our named executive officers in the event of termination of their employment or a change of control of the Company or the Bank under the provisions of their employment agreements as described above that became effective January 1 through December 31, 2011. The value of unvested options and restricted stock units in the discussion below is based on the closing price of the Company’s common stock on December 30, 2011 at $17.51 per share.

R. Marc Langland

Potential Payments Upon Termination/Change of Control

Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
R. Marc Langland
Term by Employer Without Cause	$12,462	$324,012	—	—	$36,156
By Executive For Good Reason	$12,462	$324,012	—	—	$36,156
Term by Employer for Cause	$12,462	—	—	—	—
By Executive Without Good Reason	$12,462	—	—	—	—
Change in Control:
Without Cause	$12,462	—	—	—	—
For Good Reason within 730 days of change in control	$12,462	—	—	—	—
Death	$12,462	—	$741	$36,806	$2,529,694
Disability	$12,462	$96,000	$741	$36,806	$24,104

Joseph M. Schierhorn

Potential Payments Upon Termination/Change of Control

Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Joseph M. Schierhorn
Term by Employer Without Cause	$9,197	$239,119	—	—	$47,003
By Executive For Good Reason	$9,197	$239,119	—	—	$47,003
Term by Employer for Cause	$9,197	—	—	—	—
By Executive Without Good Reason	$9,197	—	—	—	—
Change in Control:
Without Cause	$9,197	$239,119	—	—	$47,003
For Good Reason within 730 days of change in control	$9,197	$239,119	—	—	$47,003
Death	$9,197	—	$1,227	$108,422	$682,333
Disability	$9,197	$95,648	$1,227	$108,422	$31,335

Christopher N. Knudson

Potential Payments Upon Termination/Change of Control

Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Christopher N. Knudson
Term by Employer Without Cause	$9,181	$238,716	—	—	$36,156
By Executive For Good Reason	$9,181	$238,716	—	—	$36,156
Term by Employer for Cause	$9,181	—	—	—	—
By Executive Without Good Reason	$9,181	—	—	—	—
Change in Control:
Without Cause	$9,181	$238,716	—	—	$36,156
For Good Reason within 730 days of change in control	$9,181	$238,716	—	—	$36,156
Death	$9,181	—	$983	$90,229	$1,205,757
Disability	$9,181	$95,486	$983	$90,229	$24,104

Joseph M. Beedle

Potential Payments Upon Termination/Change of Control

Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Joseph M. Beedle
Term by Employer Without Cause	$9,615	$250,000	—	—	$18,078
By Executive For Good Reason	$9,615	$250,000	—	—	$18,078
Term by Employer for Cause	$9,615	—	—	—	—
By Executive Without Good Reason	$9,615	—	—	—	—
Change in Control:
Without Cause	$9,615	$250,000	—	—	$18,078
For Good Reason within 730 days of change in control	$9,615	$250,000	—	—	$18,078
Death	$9,615	—	$1,227	$115,408	$694,452
Disability	$9,615	$96,000	$1,227	$115,408	$12,052

Steven L. Hartung

Potential Payments Upon Termination/Change of Control

Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Steven L. Hartung
Term by Employer Without Cause	$8,692	$226,002	—	—	$36,156
By Executive For Good Reason	$8,692	$226,002	—	—	$36,156
Term by Employer for Cause	$8,692	—	—	—	—
By Executive Without Good Reason	$8,692	—	—	—	—
Change in Control:
Without Cause	$8,692	$226,002	—	—	$36,156
For Good Reason within 730 days of change in control	$8,692	$226,002	—	—	$36,156
Death	$8,692	—	$1,227	$108,474	$276,086
Disability	$8,692	$90,401	$1,227	$108,474	$24,104

In addition to the above provisions, the employment agreements for each of the above named executive officers contain what is commonly referred to as a “claw back provision” with respect to bonuses or profit sharing allocations paid under the Incentive Plan or the Profit Sharing Plan. Under this provision, if the Company is required to restate the financial statements due to material noncompliance with generally accepted accounting principles, the Company will recover from the named executives any excess incentive compensation that was paid as a result of the restatement during the three years prior to the restatement.

Grants of Plan-Based Awards

The Compensation Committee approved awards under our Profit Sharing Plan and awarded stock options and restricted stock grants under our 2010 Plan to our named executive officers during 2011. Set forth below is information regarding awards granted during 2011:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh) (3)	Grant Date Fair Value of Stock and Option Awards (4)
		Threshold	Maximum
Joseph M. Schierhorn	11/16/2011	$33,158	$37,851	1,450	4,216	$18.40	$43,586
Christopher N. Knudson	11/16/2011	$33,103	$37,787	1,160	3,373	$18.40	$34,870
Joseph M. Beedle	11/16/2011	$34,136	$38,967	1,450	4,216	$18.40	$43,586
Steven L. Hartung	11/16/2011	$31,161	$35,571	1,450	4,216	$18.40	$43,586

(1)	Represents the number of Restricted Stock Units granted to each of the named executive officers on November 16, 2011.

(2)	Represents the number of stock options granted to each of the named executive officers on November 16, 2011.

(3)	Represents the per share exercise price, which is the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant, November 16, 2011.

(4)	Represents the aggregate total of the number of Restricted Stock Units valued at the closing price of the Company’s stock on date of grant per unit plus the grant date fair value of the number of option shares using a Black-Scholes option pricing model See further discussion about the assumptions used in the pricing model at Note 18 in the Company’s Annual Report on Form 10-k for the year ended December 31, 2011.

Profit Sharing Plan The dollar values reflected in the above table as to estimated future payouts under the non-equity incentive plan awards to the named executives are based on the formula driven methodology applied to determine the annual profit sharing allocation to Profit Sharing Plan participants recommended by the Chief Executive Officer as described above in the section entitled “Performance Based Annual Payment”.

2010 Employee Stock Incentive Plan The provisions of the 2010 Plan under which the above grants were made permit the Compensation Committee, with the assistance of legal counsel, flexibility in determining the terms of the stock option agreements and letter agreements for stock and restricted units granted, respectively, as related to the death, disability, retirement, and termination of the employee, and in the event of a change in control.

Shares Available for Issuance

The 2010 Plan provides that a total of 325,000 shares may be issued to eligible participants. Additionally, any shares that were available for future awards from the 2004 Stock Incentive Plan (“Prior Plan”) as of the date of the shareholder approval of the 2010 Plan, as well as any shares that are represented by awards under the Prior Plan which are forfeited or cancelled or expire without delivery of shares or which result in the forfeitures of shares back to the Company are also available for issuance. For purposes of calculating available shares, stock options or stock appreciation rights granted are counted as one share for every one share granted, and any shares that are subject to awards other than stock options or stock appreciation rights are counted as three shares for every one share granted. As of December 31, 2011 under the 2010 Plan there were a total of 248,515 options, 72,271 shares of restricted stock, and no performance shares or performance units outstanding and there were 230,542 shares available for issuance.

Stock Options

The 2010 Plan provides that the exercise price of stock options or any other awards as set by the Compensation Committee shall in no event be less than 100% of the fair market value of the shares at the close of business on the date of grant. Outstanding options may not be repriced without shareholder approval. All options granted under the 2010 Plan will expire not more than 10 years from the date of grant. Each option is exercisable subject to the vesting schedule determined by the Compensation Committee. The exercise price for shares purchased upon the exercise of an option must be paid in cash or such other consideration, including shares of the Company’s common stock, as the Compensation Committee deems acceptable.

Stock Awards

Stock awards are earned and vest over a period of at least three years and can be governed by conditions, restrictions, and contingencies determined at the discretion of the Compensation Committee such as continuous service and/or the achievement of performance goals. The stock awards will be in the form of restricted stock, restricted units, performance shares, and performance units.

Stock Appreciation Rights

The 2010 Plan also authorizes the grants of stock appreciation rights, which are grants of rights that entitle the holder to payment equal to the difference between the fair market value of a share at the time of grant versus the fair market value at the time the stock appreciation right is exercised. Stock appreciation rights may be granted in connection with options or separately. Similarly, the 2010 Plan authorizes the grant of dividend equivalent rights, either in connection with other awards (particularly stock awards and stock appreciation rights) or separately.

Administration

Historically, it has been the Compensation Committee’s overall practice to consider and grant stock based incentives to employees in the fourth quarter of the Company’s fiscal year. In the fourth quarter of 2011, the Compensation Committee analyzed and considered the estimated impact of proposed grants on the Company’s income statement, as well as the potential dilution from options outstanding and available for future grant. The

Compensation Committee determined that the potential dilution as a percentage of fully diluted shares outstanding is close to our peer median, and the Company’s shares granted in 2011 as a percent of fully diluted shares outstanding was 0.53% as compared to 0.83% for our peer median. Peer median data was obtained from data received from Frederic W. Cook and Co., an independent, nationally recognized compensation consulting firm. The banks that were used to obtain this peer group median are fourteen Pacific Northwest commercial banks similar in size to Northrim: Columbia Banking System, TriCo Bancshares, F & M BanCorp, Cascade Financial, First Financial NW, Pacific Continental, Heritage Financial, WA Banking Company, Riverview Bancorp, North Valley Bancorp, Bank of Commerce, Timberland Bancorp, Home Federal Bank, and Pacific Financial.

Amendment and Termination

The 2010 Plan may be modified, amended or terminated by the Board, except that shareholder approval is required for any amendment which increases the number of shares subject to the 2010 Plan other than in the cases of certain automatic adjustments such as changes in capitalization, which increase or expand the category of eligible recipients, or whenever applicable law requires that a proposed amendment of the 2010 Plan receive shareholder approval. The Board or Compensation Committee may amend the terms and conditions of outstanding stock options as long as such amendments do not terminate the option or otherwise adversely affect the holders of such stock options without the holders’ consent.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	320,786	$14.61	230,542

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity award holdings, as adjusted for dividends, held by our named executive officers as of December 31, 2011:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exerciseable	Number of Securities Underlying Unexercised Options (#) Unexerciseable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
R. Marc Langland	—	—	—	—	—	2,102	$36,806	—	—
	1,205	603	—	$16.28	11/18/2019	—	—	—	—
	6,609	—	—	$12.74	11/5/2018	—	—	—	—
	5,642	—	—	$23.00	11/1/2017	—	—	—	—
	4,959	—	—	$25.94	11/1/2016	—	—	—	—
	7,556	—	—	$22.30	11/3/2015	—	—	—	—
	7,919	—	—	$20.96	12/15/2014	—	—	—	—
	13,230	—	—	$12.70	4/3/2013	—	—	—	—

(c)	The number of securities underlying unexercised options unexercisable as of December 31, 2011 total 603 in the aggregate and vest as follows:

November 18, 2012 .	603

(g)	The number of shares or units of stock that have not vested as of December 31, 2011 total 2,102 in the aggregate and vest as follows:

November 18, 2012	2,102

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exerciseable	Number of Securities Underlying Unexercised Options (#) Unexerciseable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Joseph M. Schierhorn	—	4,216	—	$18.40	11/16/2021	6,192	$108,422	—	—
	970	1,940	—	$18.13	11/16/2020	—	—	—	—
	1,995	997	—	$16.28	11/18/2019	—	—	—	—
	3,341	—	—	$12.74	11/5/2018	—	—	—	—
	3,922	—	—	$23.00	11/1/2017	—	—	—	—
	2,399	—	—	$25.94	11/1/2016	—	—	—	—
	3,358	—	—	$22.30	11/3/2015	—	—	—	—
	3,050	—	—	$20.96	12/15/2014	—	—	—	—
	8,269	—	—	$12.70	4/3/2013	—	—	—	—

(c)	The number of securities underlying unexercised options unexercisable as of December 31, 2011 total 7,153 in the aggregate and vest as follows:

November 16, 2012	2,375
November 18, 2012	997
November 16, 2013	2,376
November 16, 2014	1,405

(g)	The number of shares or units of stock that have not vested as of December 31, 2011 total 6,192 in the aggregate and vest as follows:

November 18, 2012	2,614
November 16, 2013	2,128
November 16, 2014	1,450

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exerciseable	Number of Securities Underlying Unexercised Options (#) Unexerciseable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Christopher N. Knudson	—	3,373	—	$18.40	11/16/2021	5,153	$90,229	—	—
	775	1,549	—	$18.13	11/16/2020	—	—	—	—
	1,598	799	—	$16.28	11/18/2019	—	—	—	—
	2,570	—	—	$12.74	11/5/2018	—	—	—	—
	3,017	—	—	$23.00	11/1/2017	—	—	—	—
	2,399	—	—	$25.94	11/1/2016	—	—	—	—
	3,358	—	—	$22.30	11/3/2015	—	—	—	—
	4,106	—	—	$20.96	12/15/2014	—	—	—	—
	10,474	—	—	$12.70	4/3/2013	—	—	—	—

(c)	The number of securities underlying unexercised options unexercisable as of December 31, 2011 total 5,721 in the aggregate and vest as follows:

November 16, 2012	1,899
November 18, 2012	799
November 16, 2013	1,899
November 16, 2014	1,124

(g)	The number of shares or units of stock that have not vested as of December 31, 2011 total 5,153 in the aggregate and vest as follows:

November 18, 2012	2,294
November 16, 2013	1,699
November 16, 2014	1,160

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exerciseable	Number of Securities Underlying Unexercised Options (#) Unexerciseable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Joseph M. Beedle	—	4,216	—	$18.40	11/16/2021	6,591	$115,408	—	—
	1,152	2,304	—	$18.13	11/16/2020	—	—	—	—
	1,995	997	—	$16.28	11/18/2019	—	—	—	—
	3,341	—	—	$12.74	11/5/2018	—	—	—	—
	3,922	—	—	$23.00	11/1/2017	—	—	—	—
	2,399	—	—	$25.94	11/1/2016	—	—	—	—

(c)	The number of securities underlying unexercised options unexercisable as of December 31, 2011 total 7,517 in the aggregate and vest as follows:

November 16, 2012	2,557
November 18, 2012	997
November 16, 2013	2,558
November 16, 2014	1,405

(g)	The number of shares or units of stock that have not vested as of December 31, 2011 total 6,591 in the aggregate and vest as follows:

November 18, 2012	2,614
November 16, 2013	2,527
November 16, 2014	1,450

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exerciseable	Number of Securities Underlying Unexercised Options (#) Unexerciseable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Steven L. Hartung	—	4,216	—	$18.40	11/16/2021	6,195	$108,474	—	—
	972	1,943	—	$18.13	11/16/2020	—	—	—	—
	1,995	997	—	$16.28	11/18/2019	—	—	—	—
	3,341	—	—	$12.74	11/5/2018	—	—	—	—
	3,922	—	—	$23.00	11/14/2017	—	—	—	—
	2,399	—	—	$25.94	11/1/2016	—	—	—	—

(c)	The number of securities underlying unexercised options unexercisable as of December 31, 2011 total 7,156 in the aggregate and vest as follows:

November 16, 2012	2,377
November 18, 2012	997
November 16, 2013	2,377
November 16, 2014	1,405

(g)	The number of shares or units of stock that have not vested as of December 31, 2011 total 6,195 in the aggregate and vest as follows:

November 18, 2012	2,614
November 16, 2013	2,131
November 16, 2014	1,450

Option Exercises and Stock Vested

The following table summarizes the aggregate amount of options exercised during the last fiscal year, and the value realized thereon held by our named executive officers during 2011.

Restricted Stock Units granted in 2008 became fully vested in 2011. The number of shares listed in the following table represent the number of shares delivered to each named executive officer and valued at the fair market value of the Company’s stock at the close of business on their respective vesting dates.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
R. Marc Langland	—	—	2,899	$54,849
Joseph M. Schierhorn	6,064	$52,921	2,227	$42,135
Christopher N. Knudson	10,309	$84,431	1,715	$32,448
Joseph M. Beedle	—	—	2,227	$42,135
Steven L. Hartung	—	—	2,227	$42,135

Pension Benefits

The Company does not sponsor or have any provisions under which the named executive officers can participate or have account balances in qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

The following table summarizes the activity related to our nonqualified deferred compensation arrangement during 2011:

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)(5)	Aggregate Earnings in Last FY ($) (3)(6)		Aggregate Withdrawls/ Distributions ($)	Aggregate Balance at Last FYE ($) (4)
(a)	(b)	(c )	(d)		(e)	(f)
R. Marc Langland	—	$157,313		$45,921	$25,832	$2,601,001
Joseph M. Schierhorn	—	$80,243	-$	7,656	—	$487,431
Christopher N. Knudson	—	$90,902	-$	12,175	—	$896,210
Joseph M. Beedle	—	$125,529	-$	67,823	—	$547,945
Steven L. Hartung	—	$55,000		$8,904	—	$262,611

(1)	None of the named executive officers made contributions under the Company’s DCP for 2011.

(2)	Includes $64,802, $35,251, $35,192, $36,000, and $55,000 in contributions to the SERP for Messrs. Langland, Schierhorn, Knudson, Beedle, and Hartung, respectively, in 2011. Includes $92,511, $44,992, $55,710, and $89,529, in contributions to the Company’s SERDCP through payment of annual premiums on variable adjustable life insurance policies in 2011 for Messrs. Langland, Schierhorn, Knudson, and Beedle, respectively.

(3)	Includes earnings of $20,747 on Mr. Langland’s contributions under the DCP for 2011. Includes earnings of $56,097, $5,727, $20,483, $6,353, and $8,904 under the SERP for Messrs. Langland, Schierhorn, Knudson, Beedle, and Hartung, respectively. Reflects losses of $30,923, $13,383, $32,658, and $74,176 for Messrs. Langland, Knudson, Schierhorn, and Beedle, respectively, under the SERDCP for 2011.

(4)

Includes $490,813 in Mr. Langland’s plan asset balance under the Company’s DCP for 2011. Includes $1,525,406, $168,858, $562,282, $185,877 and $262,611, for Messrs. Langland, Schierhorn, Knudson, Beedle, and Hartung, respectively, in plan asset balances under the SERP for 2011. Includes $584,782, $318,573,

$333,928, and $362,068 in plan asset balances for Messrs. Langland, Schierhorn, Knudson, and Beedle, respectively, under the SERDCP for 2011.

(5)	In reference to the amount reported in the contributions columns (b) and (c) above, these amounts were reported as compensation in the Summary Compensation Table for the fiscal year ended December 31, 2011.

(6)	A portion of the named executives’ earnings noted in column (d), under the plans in which they are participants, are reported as excess earnings for the fiscal years ended December 31, 2010 and 2009 under the column in the Summary Compensation Table, Change in Pension Value and Nonqualified Deferred Compensation Earnings with excess earnings identified by footnote to the table. There was no excess earnings in 2011,

Director Compensation

Directors who are Company employees receive no additional fee for service as a director. Except for Messrs. Langland and Knudson, the nine remaining named directors are non-officers of the Company and the Bank. In 2011, non-officer directors were entitled to the payment of $900 for each Board meeting attended and $750 for attendance at each meeting of the committees on which they served, with the exception of the chairpersons of the Audit, Governance and Nominating, and Compensation Committees who received $1,500, $1,500, and $1,125, respectively, for each committee meeting attended. All non-officer directors except for Mr. McCambridge received a $5,000 annual cash retainer and an additional $10,000 in cash with the intention that it be used for the purchase of the Company’s common stock on the open market. In 2012, Mr. McCambridge received a prorated cash retainer of $3,750 and an additional $7,500 in cash with the intention that it be used for the purchase of the Company’s common stock on the open market. These payments were related to Mr. McCambridge’s 2011 service on the Board, and the amounts were prorated because he did not join the Board until August of 2011. The Company’s directors are in compliance with the provisions of Alaska State Statute as to the direct ownership of stock issued by the company they serve as directors.

The following table sets forth a summary of the compensation was earned by our non-management directors in 2011:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Total ($)
Larry S. Cash	$28,500	$28,500
Mark G. Copeland	$32,100	$32,100
Ronald A. Davis	$29,625	$29,625
Anthony Drabek	$23,100	$23,100
Richard L. Lowell	$43,650	$43,650
David J. McCambridge	$15,450	$15,450
Irene Sparks Rowan	$22,200	$22,200
John C. Swalling	$29,250	$29,250
David G. Wight	$29,100	$29,100

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to send reports of their ownership of the Company’s stock to the Securities and Exchange Commission. The Company believes that it complied with all Section 16(a) filing requirements that apply to its directors and executive officers for the fiscal year ended December 31, 2011, except for Form 3, due August 29, 2011 for Mr. David J. McCambridge, which was instead filed on August 30, 2011.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

As prescribed by regulation and specifically incorporated into the Bank’s Loan Policy, Regulation O governs loans made to or guaranteed by directors, executive officers, and principal shareholders or their related interests. As a group, these people and related interests are referred to as “insiders.” All loans subject to Regulation O, new, modified and/or increased loans to insiders, or loans guaranteed by insiders are further subject to the provisions and procedures of the Bank’s Loan Policy. The Bank’s Loan Policy requires that loans to insiders, after proper approval by the Bank’s Loan Committee, must also be approved by a majority of the Bank’s directors who are not members of the Loan Committee. Director approval of those loans is documented and provided to the Board of Directors.

During 2011, certain directors and executive officers of the Company and the Bank and/or their associates were also customers of the Bank. It is anticipated that directors, executive officers, and their associates will continue to be customers of the Bank in the future. All transactions between the Bank and directors, executive officers, and their associates were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank. These transactions did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2011, the Bank had outstanding $401,689 in loans to directors and their related interests.

The Bank’s unfunded loan commitments to these directors and their related interests at December 31, 2011 were $198,231. All proposed related person transactions that are not subject to Regulation O must be presented to the Board for review, discussion, and consideration. Such transactions are presented by the Chief Operating Officer or the Chairman and Chief Executive Officer following due diligence. Any interested director, after full disclosure, does not participate in the discussion related to and abstains from voting on the transaction or issue brought before the Board.

During 2011, neither the Company nor the Bank participated in transactions with related persons that had a direct or indirect material interest in an amount exceeding $120,000. Additionally, there are no currently proposed transactions with related persons that exceed $120,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of March 13, 2012, by (i) each director and nominee for director of the Company; (ii) the Named Executives; (iii) all executive officers and directors of the Company as a group; and (iv) persons known to management to beneficially own more than 5% of the outstanding common stock (as adjusted for dividends):

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
R. Marc Langland	180,292	(4)	2.8
Larry S. Cash	6,001	(5)	*
Mark G. Copeland	18,093		*
Ronald A. Davis	7,093		*
Anthony Drabek	4,843		*
Christopher N. Knudson	74,178	(6)	1.1
Richard L. Lowell	13,040	(7)	*
David J. McCambridge	1,650		*
Irene Sparks Rowan	5,977		*
John C. Swalling	1,051		*
David G. Wight	4,760		*
Joseph M. Beedle	36,561	(8)	*
Steven L. Hartung	23,998	(9)	*
Joseph M. Schierhorn	46,608	(10)	*
All executive officers and directors as a group (13 persons)	425,826		6.4
Ameriprise Financial Inc.	451,983	(11)	7.0
145 Ameriprise Financial Center Minneapolis, MN 55474
Dimensional Fund Advisors LP	373,158	(12)	5.8
Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746
M3F, Inc.	368,428	(13)	5.7
10 Exchange Place, Suite 510 Salt Lake City, UT84111
Wedbush Inc.	385,656	(14)	6.0
1000 Wilshire Boulevard Los Angeles, CA 90017-2457

(1)	Unless otherwise provided, the address for all directors and executive officers of the Company is 3111 C Street, Anchorage, Alaska 99503.

(2)	Unless otherwise indicated, parties named exercise sole voting and investment power over the shares, subject to community property laws (where applicable).

(3)	An asterisk indicates that beneficial ownership does not exceed 1% of all outstanding shares, in which case the percentage is not reflected in the table. The percentages shown are based on 6,467,166 shares of common stock deemed to be outstanding under applicable regulations as of the date specified (including options held by such persons exercisable within 60 days).

(4)	Includes options to purchase 47,120 shares exercisable within 60 days of the date of this proxy statement.

(5)	Includes 940 shares held in trust for Mr. Cash’s children.

(6)	Includes options to purchase 28,297 shares exercisable within 60 days of the date of this proxy statement.

(7)	Includes 9,840 shares held by Mr. Lowell in a family limited partnership in which Mr. Lowell is the sole general partner and disclaims beneficial ownership of shares of common stock held by the family limited partnership except to the extent of his pecuniary interest.

(8)	Includes options to purchase 12,809 shares exercisable within 60 days of the date of this proxy statement.

(9)	Includes options to purchase 12,629 shares exercisable within 60 days of the date of this proxy statement.

(10)	Includes options to purchase 27,304 shares exercisable within 60 days of the date of this proxy statement and 230 shares held by Mr. Schierhorn’s spouse to which he disclaims beneficial ownership.

(11)	Columbia Management Investment Advisors, Inc., in its capacity as investment adviser, may be deemed to beneficially own 451,983 shares with shared voting and/or dispositive power over such shares which are held of record by its clients and disclaims any pecuniary interest.

(12)	Dimensional Fund Advisors, LP, in its capacity as investment advisor, may be deemed to beneficially own 373,158 shares with sole power to dispose or to direct the disposition of such shares which are held of record by its clients and disclaims any pecuniary interest.

(13)	M3F, Inc., LP, in its capacity as investment advisor, may be deemed to beneficially own 368,428 shares with sole power to dispose or to direct the disposition of such shares which are held of record by its clients and disclaims any pecuniary interest.

(14)	Includes 118,086 shares held by Edward W. Wedbush, Chairman of Wedbush Inc., and 228,010 shares held by Wedbush Inc. as to which Mr. Wedbush disclaims beneficial ownership.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The accounting firm of Moss Adams LLP has performed the audit of the financial statements for the Company for and as of the year ended December 31, 2011. Representatives of Moss Adams LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. They also will be available to respond to appropriate questions.

On February 3, 2010 the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission, informing the Securities and Exchange Commission of the Company’s dismissal of KPMG LLP (“KPMG”), the Company’s external auditor, and the engagement of Moss Adams LLP as the Company’s new external auditor for the year ended December 31, 2010. KPMG was informed of its dismissal on January 27, 2010. The dismissal of KPMG was approved by the Audit Committee of the Board of Directors.

The audit report of Moss Adams LLP on the Company’s consolidated financial statements as of and for the years ended December 31, 2011 and 2010, and the audit report of KPMG on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of Moss Adams LLP on the effectiveness of internal control over financial reporting as of December 31, 2011 and 2010, and the audit report of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal year ended December 31, 2009 and the interim period between December 31, 2009 and March 15, 2010, there were no disagreements between KPMG LLP and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused them to make reference to the disagreements in connection with their report. There were no reportable events as defined under 301(a)(1)(v) of Regulation S-K.

On April 22, 2011, the Company engaged Moss Adams LLP to serve as its independent registered public accounting firm for the year ending December 31, 2011. The engagement of Moss Adams LLP was approved by the Audit Committee of the Board of Directors.

During the years ended December 31, 2008 and December 31, 2007 and through February 2, 2010, neither the Company or anyone acting on behalf of the Company consulted Moss Adams LLP with regard to the applica-

tion of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or the type of report on the effectiveness of internal control over financial reporting, or any other reportable events under 304(a)(1)(iv) and (v) of Regulation S-K.

The Company provided KPMG with a copy of the disclosures made in its Form 8-K prior to filing that report with the Commission. The Company requested and KPMG provided the Company with a letter addressed to the Commission stating whether it agrees with the above statements made by the Company related to KPMG. A copy of KPMG’s letter affirming its agreement with these statements is attached to the Form 8-K that was filed by the Company on February 3, 2010.

Fees Billed By Independent Registered Public Accounting Firms During Fiscal Years 2011 and 2010

The following table itemizes fees billed the Company by Moss Adams LLP for professional services including the audit of the Company’s annual financial statements and internal control over financial reporting for fiscal years 2011 and 2010, respectively:

	2011	2010
Audit fees:	$283,860	$274,000
Audit related fees:
Audit of Benefit Plan	12,500	12,500
Other accounting services	—	—
Tax fees:
Tax return preparation and related matters	70,000	70,000
All other fees:	—	—

Total Fees Paid	$366,360	$356,500

The Company requires that all non-audit services rendered to the Company by independent registered public accounting firms be pre-approved by the Audit Committee. The Audit Committee has delegated to its chairman the authority to address requests for pre-approval of services in an amount up to an aggregate of $50,000 and the chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. In all cases, the Committee considers whether the provision of such services would impair the independence of the Company’s external registered public accounting firm.

COMMITTEE REPORTS

The following reports of the Audit Committee and Compensation Committee are made pursuant to the rules of the Securities and Exchange Commission and the listing standards of the National Association of Securities Dealers, Inc. (the “NASD”). These reports shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such acts.

AUDIT COMMITTEE REPORT

The Audit Committee Charter of the Company and its subsidiaries specifies that the purpose of the Committee is to assist the Board in its oversight of:

•	The integrity of the Company’s financial reporting process and financial statements and systems of internal controls;

•	The Company’s accounting practices and internal controls;

•	The independent registered public accounting firm’s qualifications, independence, and performance; and

•	The performance of the Company’s internal audit function.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2011 with the Company’s management and has discussed with Moss Adams LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee discussed with the Company’s internal and external independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and external independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2011, be included in the Company’s Annual Report on Form 10-K for that year for filing with the Securities and Exchange Commission.

The Audit Committee does not believe the non-audit services provided by Moss Adams LLP called into question Moss Adams LLP’s independence.

Respectfully submitted by:

Audit Committee:

Mark G. Copeland, Chairman

Richard L. Lowell

David J. McCambridge

David G. Wight

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2012 Proxy Statement.

Respectfully submitted by:

Compensation Committee:

Ronald A. Davis, Chairman

Larry S. Cash

David J. McCambridge

John C. Swalling

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Executive compensation is an important matter for our shareholders. The Company’s named executive officers are compensated in a manner consistent with the Company’s strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. We believe our compensation program, with its balance of short and long term incentives, is strongly aligned with the interests of our shareholders. We urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on executive compensation, including the Company’s compensation philosophy and objectives and the 2011 compensation of the named executive officers.

In accordance with the Dodd-Frank Act and regulations recently passed by the Securities and Exchange Commission, the Company is providing shareholders with an advisory (nonbinding) vote on compensation programs for our named executive officers (sometimes referred to as “say on pay”). As an advisory vote, this proposal is nonbinding. Although the vote is nonbinding, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Moss Adams LLP currently serves as our independent registered public accounting firm, and that firm conducted the audit of our financial statements for the fiscal years ended December 31, 2011 and 2010. KPMG, LLP served as our independent registered public accounting firm for the year ended December 31, 2009. The Audit Committee has appointed Moss Adams LLP to serve as the Company’s independent registered public accounting firm to conduct an audit of the financial statements for the fiscal year 2012.

Appointment of the Company’s independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification. However, the Board of Directors determined that submitting the appointment of Moss Adams LLP to the shareholders for ratification was a matter of good corporate practice. If shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain that firm. However, if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different principal independent registered public accounting firm at any time.

Representatives of Moss Adams LLP are expected to be present at the Annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

A shareholder proposing to transact business at the Company’s 2013 Annual Shareholders’ Meeting must provide notice of such proposal to the Company no later than February 13, 2012. For shareholder proposals to be considered for inclusion in the Company’s proxy statement and form of proxy relating to its Annual Shareholders’ Meeting, such proposals must be received by the Company no later than November 30, 2012. If the Company receives notice of a shareholder proposal after February 13, 2012, the persons named as proxies in the proxy statement and/or form of proxy will have discretionary authority to vote on such shareholder proposal.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are shareholders may be “householding” our proxy materials. If a shareholder receives a householding notification from his, her or its broker, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, if any shareholder that receives a “householding” notification wishes to receive a separate annual report or proxy statement at his, her or its address, such shareholder should also contact his, her or its broker directly. Shareholders who in the future wish to receive multiple copies may also contact the Company c/o Corporate Secretary, Northrim BanCorp, Inc., 3111 C Street, Anchorage, Alaska 99503.

Shareholders of record sharing an address can request delivery of a single copy of annual reports to security holders, proxy statements, and Notices of Internet Availability of proxy materials by contacting the Company at: c/o Corporate Secretary, Northrim BanCorp, Inc., 3111 C Street, Anchorage, Alaska 99503.

2011 REPORT TO SHAREHOLDERS AND ANNUAL REPORT — FORM 10-K

The Company’s 2011 Report to Shareholders (which is not part of the Company’s proxy soliciting materials), and 2011 Annual Report on Form 10-K for the fiscal year ended December 31, 2011, accompanies this proxy statement. Additional copies will be furnished to shareholders upon request to: Corporate Secretary, Northrim Bank, P.O. Box 241489, Anchorage, Alaska 99524-1489, or by telephone to (907) 562-0062, by fax to (907)  562-1758.

OTHER MATTERS

The Board knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with the recommendations of management on such matters.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE — WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE AT THE MEETING, IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

ATTACHMENT 1

NORTHRIM BANCORP, INC.

COMPENSATION COMMITTEE CHARTER

This Charter of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Northrim Bancorp, Inc. (the “Company”) was adopted by the Board.

The membership of the Committee shall consist of at least three (3) members of the Board, each of whom is not an employee of or service provider to the Company and is free of any other relationship that, in the opinion of the Board, may interfere with such member’s individual exercise of independent judgment. The selection of members of the Committee shall be made in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, the income tax regulations promulgated thereunder, and Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Each Committee member shall also meet the requirements of any other applicable rules and regulations, including the rules of The Nasdaq Stock Market or any other exchange on which the Company’s securities are traded.

The operation of the Committee shall be subject to the Company’s Bylaws and Alaska General Corporation Law as well as applicable banking and other law . The Board shall appoint one member of the Committee as its Chair. In the absence of the Chair, a quorum of the members may select an interim Chair. The Chair shall report to the Board from time to time, or whenever requested by the Board.

The Committee shall have at least three regular meetings each year and shall have such additional meetings as the Committee members deem appropriate. Officers of the Company may attend these meetings at the invitation of the Committee, except that (i) only Committee members may be present during any deliberations regarding the compensation of the Company’s Chief Executive Officer, and (ii) the Chief Executive Officer may be present (but can not vote) during any deliberations regarding the compensation of any other officer (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934) of the Company.

Committee Responsibilities

A. In addition to such other duties as the Board may from time to time assign to it, the Committee shall perform the following functions:

Review the Company’s employee benefit programs and approve changes subject to Board or shareholder approval.

Review and approve annually the Company’s stated compensation strategy and The Compensation Discussion and Analysis included in the Company’s Proxy Statement.

Review and recommend for approval by the Board the individual elements of total compensation for the executive officers of the bank and company.

Approve for submission to the Board and shareholders all new equity-related incentive plans for management and require that such plans be administered in a manner consistent with their terms.

Fix the terms and awards of stock compensation, if any, for key employees and members of the Board in accordance with the rules in effect under Section 16 of the Securities Exchange Act of 1934.

Review the Company’s employee benefit programs and approve changes subject, where appropriate, to Board or shareholder approval. Administer, construe and interpret the following Plans:

•	Deferred Compensation Plan

•	Supplemental Executive Retirement Deferred Compensation Plan

•	Supplemental Executive Retirement Plan

Oversee the Company’s 401(K) Plan and recommend for Board approval, the amount of any discretionary matches or contributions to participants.

Oversee the Northrim BanCorp, Inc. Profit Sharing Plan; determine participants, establish performance criteria, assess achievement of criteria, determine and authorize aggregate and individual award amounts subject to Plan requirements.

Review with the Chief Executive Officer revisions to the Company’s salary range structure, salary increase guidelines, and approve annual salaries for officers Vice President and above.

Approve, subject to ratification by the Board, officer promotions to senior vice president and above.

Recommend to the Board key employees the Company should have under contract and negotiate (or, subject to the Committee’s review, delegate to the proper executive officers the negotiation of) terms of such contracts, subject to Board ratification.

To the extent deemed appropriate by the Committee in its discretion, retain independent compensation consultants for advice on executive compensation and other compensation matters.

Keep minutes of each meeting of the Committee, and distribute those minutes to each Committee member, each Board member who is not a Committee member, and the Secretary of the Company.

B. In addition to performing the duties outlined above, the Committee shall have the authority to perform any and all other actions as it may deem necessary or appropriate in order to discharge its duties hereunder.

ATTACHMENT 2

NORTHRIM BANCORP, INC.

GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Adopted by the Board of Directors on August 18, 2011

Governance and Nominating Committee Charter

This Governance and Nominating Committee Charter (the “Charter”) has been adopted by the Northrim BanCorp, Inc. (the “Company”) Board of Directors.

Purpose

The Governance and Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to: (a) assist the Board in identifying individuals qualified to become Board members and Board committee members; (b) make recommendation to the Board of Director nominees at each annual meeting of shareholders; (c) make recommendations for the Board committee appointments; (d) develop and recommend to the Board corporate governance principles applicable to the Company; and, (e) take such other actions within the scope of this Charter as the Committee deems necessary or appropriate.

Committee Membership

The Committee shall consist of at least three members, each of whom shall be independent Directors. The term “independent directors” describes Directors: (a) who qualify as independent Directors pursuant to the applicable provisions of the Securities Exchange Act of 1934, as amended, the rules promulgated thereunder and the rules and regulations of the Nasdaq Stock Market, LLC.; and, (b) who, in the Board’s judgment, do not have a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Members of the Committee shall be appointed and may be removed by the Board.

Committee Chairman

The Chairman of the Committee shall be as appointed by the Board from time to time. The Chairman shall preside over meetings of the Committee. The Chairman shall also serve as Lead Director with respect to non-management Board member duties. The Lead Director’s responsibilities shall be: (a) to preside over executive sessions of non-management directors conducted pursuant to the Corporate Governance Guidelines; (b) to conduct Director interviews annually including a discussion of each individual Director’s self-assessment of his/her contribution, prior to nomination for election at the next annual meeting; (c) to discuss any proposed changes to committee assignments with each affected Director annually in advance of the Committee making its committee recommendations to the Board; and, (d) such other duties as described in the Corporate Governance Guidelines.

Specific Responsibilities and Duties

The Board delegates to the Committee responsibility to review and make recommendations to the Board as to:

•

Board Composition.    In accordance with the Company’s Articles of Incorporation, Bylaws and Corporate Governance Guidelines, evaluate the size and composition of the Board, develop criteria for Board membership, and evaluate the independence of existing and prospective directors.

•	Board Compensation. Recommend for approval by the Board of Directors changes in Board compensation and insurance.

•

Selection of New Director Nominees.    The Chairman of the Board shall consult with the Committee and shall cause the Committee to be provided with such support as the Committee may request. The Committee shall actively identify, recruit, interview and evaluate individuals qualified to become Board members. The Committee shall recommend to the Board the persons to be nominated by the Board for elections as Directors at the annual meeting of shareholders and the persons to be elected by the Board to fill any vacancies on the Board.

•

Shareholder Director Nominees.    In accordance with the procedures set forth in the Company’s Bylaws, the Committee shall also consider director nominations from the Company’s shareholders and recommend to the Board whether or not to include such candidates for nomination in the Company’s proxy materials. Nominations from shareholders submitted for the Board’s consideration shall be considered and evaluated using the same criteria as all other nominations.

•

Criteria for Selecting Directors.    The Board’s criteria for selecting Directors are set forth in the Company’s Corporate Governance Guidelines. Such criteria shall guide the Committee when selecting Director Nominees. The Committee shall review, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole. This review shall include consideration of age, expertise, and diversity of knowledge, skills, and experience in the context of the needs of the Board.

•	Committees. The Committee shall periodically review the Board’s Committee structure and recommend to the Board the Directors to be appointed to each of the Board’s Committees.

•	Related Party Transactions. The Committee shall review and approve all “related party” transactions, as defined under applicable federal securities laws.

•

Independence of the Board.    The Committee shall monitor the independence of the Board, assuring that the majority of the Board consists of independent Directors (as defined in the Committee Membership section above) and review and assess any potential conflicts of interest between Directors and the Company.

•

Corporate Governance Guidelines.    The Committee shall periodically review and reassess the adequacy of the Company’s Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.

•

Code of Business Conduct and Ethics.    The Committee shall periodically review and reassess the adequacy of the Company’s Code of Business Conduct and Ethics and recommend any proposed changes to the Board for approval.

•	Charter. On at least an annual basis, the Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

•	General Authority. The Committee shall perform any other activities consistent with this Charter, the Company’s Bylaws, and governing law as the Board or the Committee deems necessary or appropriate.

Powers

•

Search Firms.    The Committee shall have the sole authority to retain and terminate any search firm used to identify director nominees. The Committee shall have the sole authority to approve the terms of any such engagement, including fees. The Committee is empowered to cause the Company to pay the compensation of any search firm engaged by the Committee.

•

Independent Advisors.    The Committee shall have the authority to retain independent advisors (including legal and accounting advisors) to assist in carrying out its responsibilities and duties. The Committee shall have the sole authority to approve the terms of any such engagement, including fees. The Committee is empowered to cause the Company to pay the compensation of any such advisors engaged by the Committee.

Procedures and Administration

•

Meetings.    The Committee shall meet at such times as it deems necessary or appropriate but not less than semiannually. Meetings may be held in person or telephonically. Members of management and/or consultants or advisors may be invited by the Committee to participate in meetings to provide information and expertise and to facilitate discussion when appropriate.

•	Quorum. A simple majority of the members of the Committee shall constitute a quorum for the taking of any action by the Committee.

•

Notice.    Notice of any meeting shall be deemed given and received if transmitted at a time and in the manner set forth in the Company’s Bylaws for a notice of meetings of directors generally, and if so transmitted shall be deemed effective as set forth in the Bylaws.

•	Minutes. The Committee shall maintain written minutes of each Committee meeting. Such minutes shall be distributed to each member of the Committee and to the other members of the Board.

•	Reports. The Committee shall report to the Board concerning each meeting of the Committee and as otherwise requested by the Chairman of the Board.

•	Self-Evaluation. The Committee shall evaluate its own performance at least annually.

VOTE BY INTERNET-www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

3111 C STREET ANCHORAGE, AK 99503	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Northrim BanCorp, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY.

NORTHRIM BANCORP, INC.
To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
ELECTION OF DIRECTORS. To elect eleven (11) directors for a term of one year or until their successors have been elected and qualified.
1.	01) R. Marc Langland, 02) Larry S. Cash, 03) Mark G. Copeland,	For All	Withhold All	For All Except
	04) Ronald A. Davis, 05) Anthony Drabek,	☐	☐	☐
06) Christopher N. Knudson, 07) Richard L. Lowell,
08) David J. McCambridge, 09) Irene Sparks Rowan,
10) John C. Swalling, 11) David G. Wight

2.	ADVISORY VOTE ON EXECUTIVE COMPENSATION.	For	Against	Abstain
	To approve, by nonbinding vote, the compensation of the named executive officers.	☐	☐	☐

3.	TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To ratify the selection of Moss Adams LLP as the independent registered public accounting firm for Northrim BanCorp, Inc. for fiscal year 2012
		For	Against	Abstain
		☐	☐	☐
4.	In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND “FOR” THE RATIFICATION OF MOSS ADAMS LLP AS NORTHRIM BANCORP, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Note:   Signature(s) should agree with name(s) on Northrim stock certificate(s).   Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing. All joint owners must sign.

Signature (PLEASE SIGN WITHIN BOX) Date	Signature (Joint Owners) Date

NORTHRIM BANCORP, INC.

PROXY FOR ANNUAL SHAREHOLDERS’ MEETING

May 17, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

NORTHRIM BANCORP, INC.

PLEASE SIGN AND RETURN IMMEDIATELY

The undersigned shareholder of NORTHRIM BANCORP, INC. (the “Company”) hereby nominates, constitutes and appoints R. Marc Langland and Christopher N. Knudson, and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and vote all the common stock of the Company standing in my name and on its books on March 21, 2012, at the Annual Shareholders’ Meeting to be held at the Hilton Anchorage Hotel, Anchorage, Alaska, on May 17, 2012, at 9A.M., and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, as outlined on the reverse side of this card.

Management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this Proxy will be voted in accordance with the recommendations of management.

The undersigned hereby acknowledges receipt of notice for the Annual Shareholders’ Meeting on May 17, 2012, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.